UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CADRENAL THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

June 11, 2024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Cadrenal Therapeutics, Inc.:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Cadrenal Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held virtually on Monday, July 29, 2024 at 10:00 a.m. Eastern Time via live webcast, which can be accessed by visiting www.virtualshareholdermeeting.com/CVKD2024. Additional information regarding attending the annual meeting, voting your shares and submitting questions in advance of the annual meeting can be found in the proxy statement.

The purpose of the 2024 Annual Meeting and the matters to be acted on are stated below in this Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2024 Annual Meeting. At the 2024 Annual Meeting, stockholders will vote on the following matters:

(1)    to elect the two (2) nominees for Class II directors named in the accompanying proxy statement to our Board of Directors, each to serve a three-year term expiring at the 2027 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified (the “Director Proposal” or “Proposal 1”);

(2)    to ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our fiscal year ending on December 31, 2024 (the “Auditor Ratification Proposal” or “Proposal 2”);

(3)    to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Reverse Split Amendment”), in substantially the form attached to the proxy statement as Annex A, to, at the discretion of the Board of Directors of the Company (the “Board”), effect a reverse stock split with respect to the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”), at a ratio of 1-for-2 to 1-for-20 (the “Range”), with the ratio within such Range (the “Reverse Stock Split Ratio”) to be determined at the discretion of the Board and included in a public announcement (the “Reverse Stock Split Proposal” or “Proposal 3”);

(4)    to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Authorized Increase Amendment”), in substantially the form attached to the proxy statement as Annex B to, at the discretion of the Board, increase the number of authorized shares of Common Stock that the Company will have authority to grant from 75,000,000 to 125,000,000 (the “Authorized Increase Proposal” or “Proposal 4”):

(5)    to approve an amendment to our 2022 Successor Equity Incentive Plan (the “2022 Plan”), in substantially the form attached to the proxy statement as Annex C, to increase the number of shares of Common Stock that will be available for awards under the 2022 Plan by 2,000,000 shares to 4,604,550 shares and to amend the “evergreen provision” such that the number of reserved shares of Common Stock available for issuance each year will be 20% of: (i) the shares of Common Stock outstanding at December 31 plus; (ii) the shares of Common Stock issuable upon exercise of warrants and pre-funded warrants outstanding at December 31 (the “2022 Plan Amendment Proposal” or “Proposal 5”);

(6)    to approve an adjournment of the 2024 Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal, the Authorized Increase Proposal and/or the 2022 Plan Amendment Proposal (the “Adjournment Proposal” or “Proposal 6”); and

(7)    to transact such other business as may properly come before the 2024 Annual Meeting or any adjournments or postponements of the 2024 Annual Meeting.

The matters listed in this notice of meeting are described in detail in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on June 6, 2024 as the record date (the “Record Date”) for determining those stockholders who are entitled to notice of and to vote at the 2024 Annual Meeting or any adjournment or postponement of the 2024 Annual Meeting. The list of the stockholders of record as of the Record Date will be made available for inspection during the ten days preceding the meeting at the Company’s offices located at 822 A1A North, Suite 306, Ponte Vedra, Florida 32082.

We are utilizing a U.S. Securities and Exchange Commission Rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. We believe that this delivery process will reduce our environmental impact and over time lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information. If you have received a Notice of Internet Availability of Proxy Materials and you would prefer to receive proxy materials (including a proxy card) in printed form by mail or electronically by email, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials.

Whether or not you plan to attend the 2024 Annual Meeting, please vote your shares as soon as possible by telephone, via the Internet or by completing, dating, signing and returning a proxy card (as instructed in the Notice of Internet Availability of Proxy Materials) to ensure your shares are voted, or, if you hold your shares in street name, by following the instructions provided by your bank, broker or other financial intermediary. Submitting your proxy now will not prevent you from voting your shares at the 2024 Annual Meeting if you desire to do so, as your proxy is revocable and voting your shares at the 2024 Annual Meeting will automatically revoke any prior vote by proxy.

On behalf of the Board of Directors and the employees of Cadrenal Therapeutics, Inc., we thank you for your continued support and look forward to speaking with you at the 2024 Annual Meeting.

/s/ Quang Pham
Quang Pham
Chairman and Chief Executive Officer

This Notice of Annual Meeting of Stockholders, the proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.proxyvote.com and on our website at www.cadrenal.com.

Note:    The 2024 Annual Meeting will be a virtual meeting conducted via live webcast. The annual meeting format will be a live audio webcast where you can view presentation materials made available online. There will be no physical in-person meeting. To attend the live audio webcast for access to the 2024 Annual Meeting, please visit www.virtualshareholdermeeting.com/CVKD2024. Additional information regarding attending the annual meeting, voting your shares and submitting questions can be found in the proxy statement.

i

822 A1A North, Suite 306
Ponte Vedra, Florida 32082

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. References in this proxy statement to the “Company,” “Cadrenal” “we,” “us,” and “our” refer to Cadrenal Therapeutics, Inc., a Delaware company. This proxy statement and form of proxy, together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is not a part of our proxy solicitation materials, are being distributed and made available to our stockholders on or about June 17, 2024. Our principal executive offices are located at 822 A1A North, Suite 306, Ponte Vedra, Florida 32082.

Annual Meeting Information

Date and Time:	July 29, 2024 at 10:00 a.m., Eastern Time
Meeting Access:	Live Audio Webcast: www.virtualshareholdermeeting.com/CVKD2024
Record Date:	June 6, 2024
Voting:	Stockholders have one vote per share on all matters presented at the annual meeting

This year’s annual meeting will be a virtual meeting. You will be able to attend the annual meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/CVKD2024. The annual meeting format will be a live audio webcast where you can view presentation materials made available online. There will be no physical in-person meeting. You may submit questions in advance of the meeting via the internet at www.proxyvote.com when you vote your shares. You can submit a question up to 11:59 p.m. EDT on July 28, 2024. Please see “Additional Information About These Proxy Materials and Voting” for more information regarding the annual meeting.

Even if you plan to attend the virtual annual meeting, please vote in advance so that your vote will be counted if you later decide not to attend the virtual annual meeting.

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election of two Class II directors named in the accompanying proxy statement to our Board of Directors, each to serve a three-year term expiring at the 2027 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified	FOR each Director Nominee	11
Ratification of WithumSmith+Brown, PC as Cadrenal’s independent registered public accounting firm for the 2024 fiscal year	FOR	23
Approval of the Amendment to the Amended and Restated Certificate of Incorporation to effect a reverse stock split, at a ratio of 1-for-2 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement (the “Reverse Stock Split Proposal”)	FOR	26
Approval of the Amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 125,000,000 (the “Authorized Increase Proposal”)	FOR	36

Agenda Item	Board Vote Recommendation	Page Reference
Approval of an amendment to our 2022 Successor Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of Common Stock that will be available for awards under the 2022 Plan by 2,000,000 shares to 4,604,550 shares and to amend the “evergreen provision” such that the number of reserved shares of Common Stock available for issuance each year will be 20% of: (i) the shares of Common Stock outstanding at December 31; plus (ii) the shares issuable upon exercise of warrants and pre-funded warrants outstanding at December 31 (the “2022 Plan Amendment Proposal”)	FOR	39
Approval of the adjournment of the Annual Meeting if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal, the Authorized Increase Proposal and/or the 2022 Plan Amendment Proposal	FOR	47

In addition to these matters, stockholders may be asked to vote on such other business as may properly come before the annual meeting.

822 A1A North, Suite 306
Ponte Vedra, Florida 32082

PROXY STATEMENT

For the 2024 Annual Meeting of Stockholders to be held on July 29, 2024

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.001 par value per share (the “Common Stock”), of Cadrenal Therapeutics, Inc., a Delaware corporation (including its consolidated subsidiaries, referred to herein as “Cadrenal,” the “Company,” “we,” “our,” or “us”), in connection with the solicitation by the Board of Directors of Cadrenal (the “Board of Directors” or the “Board”) of proxies to be voted at our 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) to be held virtually on Monday, July 29, 2024, beginning at 10:00 a.m., Eastern Time, via live audio webcast which can be accessed by visiting www.virtualshareholdermeeting.com/CVKD2024, and at any adjournment or postponement of our 2024 Annual Meeting. Only stockholders as of June 6, 2024 (the “Record Date”) may attend the 2024 Annual Meeting. The purpose of the 2024 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2024 Annual Meeting.

The Board of Directors is soliciting votes (1) FOR each of the two (2) Class II directors named herein for election to the Board of Directors; (2) FOR the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending on December 31, 2024; (3) FOR the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to, at the discretion of the Board, effect a reverse stock split with respect to the Company’s issued and outstanding Common Stock, at a ratio of 1-for-2 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement (the “Reverse Stock Split Proposal”); (4) FOR the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to, at the discretion of the Board, increase the number of authorized shares of Common Stock that the Company will have authority to grant from 75,000,000 to 125,000,000 (the “Authorized Increase Proposal”); (5) FOR the approval of an amendment to our 2022 Successor Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of Common Stock that will be available for awards under the 2022 Plan by 2,000,000 shares to 4,604,550 shares and to amend the “evergreen provision” such that the number of reserved shares of Common Stock available for issuance each year will be 20% of: (i) the shares of Common Stock outstanding at December 31 plus; (ii) the shares of Common Stock issuable upon exercise of warrants and pre-funded warrants outstanding at December 31 (the “2022 Plan Amendment Proposal”); and (6) FOR the adjournment of the 2024 Annual Meeting, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal, the Authorized Increase Proposal and/or the 2022 Plan Amendment Proposal (the “Adjournment Proposal”).

ADDITIONAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors, is soliciting your proxy to vote at the 2024 Annual Meeting including at any adjournments or postponements thereof, to be held virtually on Monday, July 29, 2024 at 10:00 a.m. Eastern Time, via live audio webcast which can be accessed by visiting www.virtualshareholdermeeting.com/CVKD2024.

You are invited to attend the 2024 Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the 2024 Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The purpose of the 2024 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2024 Annual Meeting. The proxy materials, consisting of the Notice of Annual Meeting of Stockholders, this Proxy Statement, and the proxy card, together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), which is not a part of our proxy solicitation materials, are being distributed and made available on or about June 17, 2024. If you request printed versions of the proxy materials by mail, these proxy materials will also include the proxy card or voting instruction form for the 2024 Annual Meeting.

Q:     Who is soliciting my vote?

A:     The Board of Directors of Cadrenal is soliciting your proxy to vote at the 2024 Annual Meeting, including at any adjournments or postponements of the 2024 Annual Meeting.

Q.     Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set paper copy of the proxy materials?

A:     We are utilizing a U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send some or all of its stockholders a Notice of Internet Availability of Proxy Materials (“Notice”). Instructions on how to access the proxy materials over the Internet may be found in the Notice. If you have received a Notice and you would prefer to receive the proxy materials in printed form by mail or electronically by email, please follow the instructions contained in the Notice or contact your bank, broker or other financial intermediary if you hold your shares beneficially in street name.

Q.     When were the proxy materials first sent or made available to stockholders?

A:     The Notice is being first mailed to stockholders on or about June 17, 2024. Once the Notice is received, stockholders have the option of (1) accessing the proxy materials, including instructions on how to vote online; or (2) requesting that the proxy materials be sent to the stockholder in printed form by mail or electronically by email. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.

Q:     Who can vote at the 2024 Annual Meeting?

A:     Only stockholders at the close of business on the Record Date, June 6, 2024, will be entitled to vote at the 2024 Annual Meeting. On the Record Date, there were 16,008,469 shares of Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on June 6, 2024 your shares were registered directly in your name with the Company’s transfer agent, Transfer Online, Inc., then you are a stockholder of record. As a stockholder of record, you may directly vote your shares at the virtual 2024 Annual Meeting or submit a proxy to have your shares voted. Even if you plan to attend the 2024 Annual Meeting, we urge you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on June 6, 2024 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2024 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock. Shares held in “street name” may be voted online during the annual meeting only if you obtain a legal proxy from the broker, bank or other nominee giving you the right to vote the shares.

Q:     When and where will the 2024 Annual Meeting be held?

A:	Date	Monday, July 29, 2024
	Time	10:00 a.m. (EDT)
	Location	Live Audio Webcast at: www.virtualshareholdermeeting.com/CVKD2024

Q:     How can I attend the 2024 Annual Meeting?

A:     To attend the annual meeting, visit www.virtualshareholdermeeting.com/CVKD2024 and enter the 16-digit control number included on your proxy card or Notice. The virtual annual meeting will begin promptly at 10:00 a.m. (EDT) on Monday, July 29, 2024. You may log in beginning at 9:30 a.m. (EDT).

We encourage you to access the virtual annual meeting prior to the start time leaving ample time to confirm that your Internet or Wi-Fi connection is sufficient to access the features of the virtual annual meeting, and to allow sufficient time to check-in. The virtual meeting platform is supported across browsers (Edge, Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile phones) that have the most updated version of applicable software and plugins installed. You should ensure that you have a strong Wi-Fi connection wherever you intend to participate in the annual meeting. While there is no fee to attend the virtual annual meeting, you may incur data or other fees imposed by your Internet or wireless carrier.

If you do not have a 16-digit control number, you may also visit www.virtualshareholdermeeting.com/CVKD2024 and log in as a guest. You will not be able to vote your shares during the virtual annual meeting if you participate as a guest.

The recording, reproduction or distribution of the virtual annual meeting, or any portion thereof, is strictly prohibited.

Q:     What if I am having technical difficulties?

A:     Technicians will be ready to assist you with any technical difficulties you may have in accessing the virtual annual meeting. Technical support will be available on the virtual annual meeting platform beginning at 9:30 a.m. (EDT) on the day of the annual meeting by calling the numbers posted on the log in page.

Q:     How do I submit a question for the 2024 Annual Meeting?

A.     You may submit questions in advance of the meeting via the internet at www.proxyvote.com when you vote your shares. You can submit a question up to 11:59 p.m. EDT on July 28, 2024.

Q:     What information is contained in the Proxy Statement?

A:     The information included in this Proxy Statement relates to the proposals to be voted on at the 2024 Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:     How do I get electronic access to the proxy materials?

A:     This Proxy Statement and the 2023 Annual Report, which is not a part of our proxy solicitation materials, are available at www.cadrenal.com and www.proxyvote.com.

Q:     What items of business will be voted on at the 2024 Annual Meeting?

A:      The six (6) items of business scheduled to be voted on at the 2024 Annual Meeting are: (1) the election of the two (2) Class II directors named herein to the Board of Directors; (2) the ratification of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending on December 31, 2024 (the “Auditor Ratification Proposal”); (3) the approval of an amendment to our Amended and Restated Certificate of Incorporation (the “Reverse Stock Split Amendment”) to effect a reverse stock split (the “Reverse Stock Split”), at a ratio of 1-for-2 to 1-for-20, with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement (the Reverse Stock Split Proposal); (4) the approval of an amendment to our Amended and Restated Certificate of Incorporation (the “Authorized Increase Amendment”) to increase the authorized number of shares of Common Stock from 75,000,000 to 125,000,000 (the Authorized Increase Proposal); (5) the approval of an amendment to our 2022 Plan to increase the number of shares of Common Stock that will be available for awards under the 2022 Plan by 2,000,000 shares to 4,604,550 shares and to amend the “evergreen provision” such that the number of shares of Common Stock available for issuance will be 20% of: (i) the shares of Common Stock outstanding at December 31 plus; (ii) the shares issuable upon exercise of warrants and pre-funded warrants outstanding at December 31 (the 2022 Plan Amendment Proposal); and (6) the approval of an adjournment of the 2024 Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal, the Authorized Increase Proposal and/or the 2022 Plan Amendment Proposal (the Adjournment Proposal).

Q:     Why is the Company electing to effect a reverse stock split?

A:     Our Board has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to our Amended and Restated Certificate of Incorporation authorizing the Reverse Stock Split at a ratio in the Range, such ratio to be determined by the Board and included in a public announcement, and granting the Board the discretion to file a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware effecting the Reverse Stock Split at any time prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the 2024 Annual Meeting or to abandon the Reverse Stock Split altogether. The form of the proposed Reverse Stock Split Amendment is attached to this proxy statement as Annex A. The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Common Stock as compared to the number of outstanding shares immediately prior to the effectiveness of the Reverse Stock Split, but will not increase the par value of the Common Stock, and will not change the number of authorized shares of our capital stock. Stockholders are urged to carefully read Annex A. If implemented, the number of shares of our Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding, so that the percentage of our outstanding Common Stock owned by each of our stockholders will remain approximately the same except with respect to fractional shares.

Q:     What are the consequences if the Reverse Stock Split Proposal is not approved by stockholders?

A:     If stockholders fail to approve the Reverse Stock Split Proposal our Board would not have the authority to effect the Reverse Stock Split to, among other things, facilitate the continued listing of our Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) by increasing the per share trading price of our Common Stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

Q:     How does the Board of Directors recommend that I vote?

A:     The Board of Directors recommends that you vote your shares (1) FOR the two (2) nominees for Class II directors named herein for election to the Board of Directors; (2) FOR the Auditor Ratification Proposal; (3) FOR the approval of the Reverse Stock Split Proposal; (4) FOR the Authorized Increase Proposal; (5) FOR 2022 Plan Amendment Proposal; and (6) FOR the approval of the Adjournment Proposal.

Q:     What shares can I vote?

A:     You may vote or cause to be voted all shares owned by you as of the close of business on June 6, 2024, the Record Date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:     How may I vote?

A:     If you are a stockholder of record or hold a valid proxy, you can attend and vote electronically at the 2024 Annual Meeting through the virtual annual meeting platform. You may also vote on the internet, prior to 11:59 p.m. EDT on July 28, 2024, by visiting www.proxyvote.com. Alternatively, you may call 1-800-690-6903 to vote your shares, which voting will also close at 11:59 p.m. EDT on July 28, 2024 or you may sign, date and mail the proxy card, which must be received on or before July 28, 2024.

You may either vote FOR all of the nominees to the Board of Directors or you may WITHHOLD your vote for any nominee you specify. With respect to Proposals 2, 3, 4, 5 and 6 you may vote FOR, AGAINST, or ABSTAIN. On Proposals 2, 5 and 6 if you ABSTAIN, it has the same effect as a vote AGAINST. On Proposal 3 and 4 if you ABSTAIN, it will have no effect on the vote.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you can attend and vote electronically at the 2024 Annual Meeting through the virtual annual meeting platform. You may also have your shares voted by proxy by mail, through the internet or by telephone by following the instructions provided in your proxy card or Notice. We urge you to have your shares voted by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received voting instruction from that organization. Follow the instructions from your broker or bank included with the Notice or proxy materials, or contact your broker or bank to request a proxy form.

Q:     How many votes do I have?

A:     On each matter to be voted upon, you have one vote for each share of Common Stock you own as of June 6, 2024.

Q:     What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote at the 2024 Annual Meeting or by proxy, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. If the broker or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 and 5 without your instructions, but may vote your shares on Proposals 2, 3, 4 and 6 even in the absence of your instruction.

Q:     What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A:     If you are a record holder and return a signed and dated proxy card or otherwise submit a proxy without marking voting selections, your shares will be voted, as applicable, FOR the election of all nominees for director, and FOR Proposals 2, 3, 4, 5 and 6. The persons named as proxies will also be authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. If any nominee for director is unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board recommends.

Q:     Can I change my vote or revoke my proxy?

A:     You may change your vote or revoke your proxy at any time before the final vote at the 2024 Annual Meeting. To change how your shares are voted or to revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Cadrenal Therapeutics, Inc., 822 A1A North, Suite 306, Ponte Vedra, Florida 32082; (2) submit a later-dated proxy (either by mail, telephone or internet), subject to the voting deadlines that are described on the Notice or proxy card, as applicable; or (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date. You may also revoke your proxy by attending the 2024 Annual Meeting and voting by internet. Attendance at the 2024 Annual Meeting alone will not revoke your proxy.

For shares you hold beneficially, you may change your voting instructions by following the instructions provided by your broker or bank.

Q:     Who can help answer my questions?

A:     If you have any questions about the 2024 Annual Meeting or how to vote, submit a proxy or revoke your proxy, or you need additional copies of this Proxy Statement or voting materials, you should contact the Corporate Secretary, Cadrenal Therapeutics, Inc., 822 A1A North, Suite 306, Ponte Vedra, Florida 32082, or by phone at (904) 300-0701.

Q:     How are votes counted?

A:     In the election of directors, you may vote FOR any of the two (2) nominees for Class II directors named herein or you may direct your vote to be WITHHELD with respect to either of the two (2) nominees.

With respect to Proposal 2, 3, 4, 5 and 6 you may vote, FOR, AGAINST or ABSTAIN. On Proposals 2, 5 and 6, if you ABSTAIN, it has the same effect as a vote AGAINST. On Proposal 3 and 4, if you ABSTAIN, it will have no effect.

If you provide specific instructions, your shares will be voted as you instruct.

Q:     What is a quorum and why is it necessary?

A:     Conducting business at the 2024 Annual Meeting requires a quorum. A quorum will be present if stockholders holding at least thirty-four percent (34%) of the outstanding shares entitled to vote at the 2024 Annual Meeting are present at the 2024 Annual Meeting, by logging into the meeting pursuant to the instructions provided herein, or represented by proxy. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the 2024 Annual Meeting by logging in as instructed herein. If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on proposals on which brokers do not have discretionary authority. This is called a “broker non-vote.” Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the 2024 Annual Meeting may be adjourned to another date by the chairperson of the 2024 Annual Meeting or the vote of the stockholders holding a majority of the shares present at the meeting or represented by proxy.

Q:     What is the voting requirement to approve each of the proposals?

A:     For Proposal 1 (the election of directors), the two (2) persons named herein receiving the highest number of FOR votes (from the holders of votes of shares present at the 2024 Annual Meeting or represented by proxy at the 2024 Annual Meeting and entitled to vote on the election of directors) will be elected. Only votes FOR will affect the outcome. Abstentions, WITHHELD votes and broker non-votes will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote. You do not have the right to cumulate your votes.

To be approved, Proposal 2 (the Auditor Ratification Proposal), must receive the affirmative vote from the holders of a majority of those shares present at the 2024 Annual Meeting or represented by proxy and entitled to vote on that proposal at the 2024 Annual Meeting. Accordingly, abstentions on this proposal will have the same effect as a vote AGAINST the proposal. Although ratification is not required by our Bylaws or otherwise, we are submitting the selection of WithumSmith+Brown, PC to you for ratification as a matter of good corporate practice. Because Proposal 2 is a routine matter for which brokers have discretion, broker non-votes should not exist for this matter. Proposal 2 is an advisory vote, and therefore is not binding on us, the Audit Committee of the Board of Directors (the “Audit Committee”) or the Board of Directors. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Cadrenal and its stockholders.

To be approved, Proposal 3 (the Reverse Stock Split Proposal), must receive the affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented and voting on that proposal at the 2024 Annual Meeting. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter.

To be approved, Proposal 4 (the Authorized Increase Proposal), must receive the affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented and voting on that proposal at the 2024 Annual Meeting. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter.

To be approved, Proposal 5 (the 2022 Plan Amendment Proposal) must receive the affirmative vote of a majority of the shares of the Company’s Common Stock, present or represented by proxy at the meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on this proposal because it is a non-routine matter for which they are not entitled to vote without instructions on how to vote.

To be approved, Proposal 6 (the Adjournment Proposal) must receive the affirmative vote of a majority of the shares of the Company’s Common Stock, present or represented by proxy at the meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote AGAINST this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The routine matters to be submitted to our stockholders at the 2024 Annual Meeting are Proposals 2, 3, 4 and 6 and with respect to such proposals there should be no broker-non-votes. If you do not direct your broker how to vote on the Auditor Ratification Proposal, the Reverse Stock Split Proposal or the Adjournment Proposal, your broker may exercise discretion and may vote your shares on such proposals in its discretion. Proposals 1 and 5 are not routine matters. Accordingly, if you do not direct your broker how to vote for the nominees for director in Proposal 1 or on the 2022 Plan Amendment Proposal, your broker may not exercise discretion and may not vote your shares on such proposals.

For purposes of Proposal 1, broker non-votes are not considered to be “votes cast” at the 2024 Annual Meeting. As such, a broker non-vote will not be counted as a vote FOR or WITHHELD with respect to a director in Proposal 1; and, therefore, will have no effect on the outcome of the vote on any such proposal.

We encourage you to vote FOR each of the nominees named in Proposal 1 and vote FOR Proposals 2, 3, 4, 5 and 6.

Q:     What should I do if I receive more than one Proxy Statement?

A:     You may receive more than one Proxy Statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Statement. Please follow the voting instructions on all of the Proxy Statements to ensure that all of your shares are voted.

Q:     Where can I find the voting results of the 2024 Annual Meeting?

A:     We intend to announce preliminary voting results at the 2024 Annual Meeting and publish final results in a Current Report on Form 8-K, which will be filed within four (4) business days of the 2024 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2024 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:     What happens if additional matters are presented at the 2024 Annual Meeting?

A:     Other than the six (6) items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2024 Annual Meeting. If you grant a proxy, the persons named as proxy holders, Quang Pham, our Chief Executive Officer, and Matthew Szot, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2024 Annual Meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q:     Who will count the votes?

A:     One or more inspectors of election will tabulate the votes.

Q:     Is my vote confidential?

A:     Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Cadrenal or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:     Who will bear the cost of soliciting votes for the 2024 Annual Meeting?

A:     The Board of Directors is making this solicitation on behalf of Cadrenal, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. We may request by telephone, facsimile, mail, electronic mail or other means of communication the return of the proxy cards.

Q:     When are stockholder proposals and director nominations due for next year’s annual meeting?

A:     Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company in writing not later than February 17, 2025 at Cadrenal Therapeutics, Inc., 822 A1A North, Suite 306, Ponte Vedra, Florida 32082. If you wish to submit a proposal (including a director nomination) at the 2025 Annual Meeting, you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2025 Annual Meeting, but does not intend to have included in the proxy materials prepared by the Company in connection with the 2025 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above not less than 90 days nor more than 120 days before the first anniversary of the 2025 Annual Meeting. As a result, stockholders who intend to present proposals at the 2025 Annual Meeting under these provisions must give written notice to the Corporate Secretary, and otherwise comply with the Bylaw requirements, no earlier than the close of business on March 31, 2025 and no later than the close of business on April 30, 2025. However, if we hold the 2025 Annual Meeting on a date that is not within 30 days before or 30 days after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made. In addition, the stockholder must comply with the requirements set forth in our Bylaws and the stockholder’s notice must set forth the information required by our Bylaws with respect to each stockholder making the proposal or nomination and each proposal or nomination that such stockholder intends to present at the 2025 Annual Meeting.

See “Stockholder Proposals For the 2025 Annual Meeting.”

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of five (5) directors and is divided into three classes. Each class serves for three (3) years, with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at the 2024 Annual Meeting, directors in Class III will stand for election at the 2025 Annual Meeting and directors in Class I will stand for election at the 2026 Annual Meeting of Stockholders. The terms of office of directors in Class III and Class I do not expire until the annual meetings of stockholders held in 2025 and 2026, respectively.

At the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors proposed that John Murphy and Robert Lisicki, as Class II nominees, each of whom is currently serving as a director in Class II, be elected as a Class II director for a three-year term expiring at the 2027 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and has indicated his intent to serve if elected. The Company has no reason to believe that either of the nominees named below will be unable or unwilling to serve as a director if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.

The following is a brief biography of each nominee and each director whose term will continue after the 2024 Annual Meeting.

Nominees to the Board of Directors

Each of the Class II director nominees and their age, position with our company and the expiration of their respective term on the Board of Directors (assuming they are re-elected at the 2024 Annual Meeting) are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director Nominee	Age	Position	Director Since	Current Term Expires
John Murphy	73	Director	2023	2024
Robert Lisicki	57	Director	2023	2024

John R. Murphy

John R. Murphy has served on our Board of Directors since January 19, 2023. Since 2003, John R. Murphy has served on the Board of Directors of O’Reilly Automotive, Inc., where he served as Chairman of the Audit Committee from 2003 until 2019. Currently, he serves on the Audit Committee and Human Capital and Compensation Committee (Chair). Mr. Murphy also served on the Board of Directors of Summit Materials, Inc. from 2012 to 2024, where he was the Chair of the Audit Committee. Previously he served as a Director, Audit Committee Chairman, and Member of the Nominating and Governance Committee of Apria, Inc. (“Apria”) from August 2019 until April 2022. He also served on the Board of Directors of Alight Solutions LLC and was the Audit Committee Chairman from February 2020 until May 2022 and DJO Global, Inc. from 2012 until 2019. Mr. Murphy also previously served on the Board of Directors of Graham Packaging, Inc. and Accuride Corporation, Inc. He previously served as Interim Chief Financial Officer of Summit Materials, Inc. in 2013, Senior Vice President and Chief Financial Officer of Smurfit-Stone Container Corporation from 2009 to 2010, and Chief Financial Officer, then President and Chief Operating Officer, then President and Chief Executive Officer with Accuride Corporation, Inc. from 1998 to 2008. Mr. Murphy holds a Bachelor of Science in Accounting from Pennsylvania State University and a Master of Business Administration from the University of Colorado, and is a Certified Public Accountant. We believe Mr. Murphy is qualified to serve on our Board of Directors due to his substantial experience guiding public company boards and knowledge and experience as chief financial officer.

Robert Lisicki

Robert Lisicki has served on our Board of Directors since July 23, 2023. Robert Lisicki brings over 30 years of experience in the pharma/biotech sector. Effective April 8, 2024, Mr. Lisicki was appointed as Chief Executive Officer and Director of Zura Bio. He previously served as Zura Bio’s President and Chief Operating Officer since January 3, 2024. He has been serving on the board of Adiso Therapeutics since October 2023. He served as the Chief Commercial Officer at Arena Pharmaceuticals from October 2018 to March 2022, a prominent biopharmaceutical company acquired by Pfizer for $6.7 billion in 2022. At Arena, Mr. Lisicki had accountability for building the company’s global commercial infrastructure and contributed to its mergers and acquisitions activities totaling nearly $8 billion. Prior to Arena, Mr. Lisicki served as Vice President and General Manager of Inflammation and Cardiovascular at Regeneron Pharmaceuticals. In this dual role, he led both commercial and developmental initiatives. His career also includes senior leadership roles as CEO and Board Member, InCarda Therapeutics; CCO, Daiichi Sankyo, Inc.; and VP, Amgen, with his initial experience in sales and marketing at The Janssen Pharmaceutical Companies of Johnson & Johnson. He holds a Bachelor of Science degree in Finance and Economics from the State University of New York, Albany, New York. Mr. Lisicki is qualified to serve on our Board of Directors due to his public company experience and his biopharmaceutical management, sales, and marketing experience.

Vote Required

Provided that a quorum is present, the two nominees for director receiving a plurality of the votes cast at the 2024 Annual Meeting or by proxy will be elected. Accordingly, the two nominees receiving the highest number of votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE TWO NOMINEES LISTED ABOVE AS CLASS II DIRECTORS

Continuing Directors

The directors who are serving terms that end following the 2024 Annual Meeting and their ages, position, length of service on the Board of Directors and the expiration of their respective terms are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since	Term Expires
Class I Directors
Quang Pham	59	Chairman & CEO	2022	2026
Glynn Wilson	77	Director	2023	2026
Class III Director
Steven Zelenkofske	65	Director	2023	2025

Class I Directors

Quang Pham, Chairman and Chief Executive Officer

Quang Pham has served as our Chief Executive Officer since he formed the Company in 2022. He previously served as Chief Executive Officer, Chairman of the Board of Directors and founder of Espero BioPharma, Inc. (“Espero”), the previous sponsor of the tecarfarin IND, since its formation in March 2015 until July 2020, at which time a petition for assignment for the benefit of creditors was filed in the Delaware Chancery Court, seeking an assignment of Espero’s assets. He then served as a consultant to HESP LLC, the assignee of Espero, from July 2020 until December 2021. From February 2012 to August 2015, Mr. Pham was a partner with D+R LATHIAN, LLC, a life sciences multichannel marketing agency. Prior to joining D+R LATHIAN, he founded and served as Chairman and Chief Executive Officer of Lathian Systems, Inc., a digital and database marketing company serving the pharmaceutical industry from 2000 until 2003 and from 2008 until 2012 when the company was acquired by D&R Communications, LLC in February 2012. He has a Bachelor of Arts in Economics from UCLA, and served as a U.S. Marine Corps Officer. We believe Mr. Pham is qualified to serve on our Board of Directors because of his significant business, mergers and acquisitions, and fundraising experience, numerous interactions with the FDA, continuous history with tecarfarin development, and his extensive knowledge of the pharmaceutical industry and our competitors.

Glynn Wilson, Ph.D.

Dr. Glynn Wilson has served on our Board of Directors since January 19, 2023. He has served on the Board of Directors of Jupiter Wellness, Inc. (“Jupiter”) since November 2018, serving as Chairman since October 2019. Dr. Wilson also serves as Jupiter’s Chief Scientific Officer since April 2021 and served as its Head of Research and Development from October 2019 to July 2021. Dr. Wilson previously served as a Director of TapImmune, Inc. from February 2005 until October 2018 and as Chief Executive Officer from July 2009 through September 2017. Dr. Wilson also served as President of Auriga Laboratories, Inc. from June 1, 2005 through March 13, 2006, and as Chief Scientific Officer from March 13, 2016 through August 25, 2006. He was the Chief Scientific Officer at Tacora Corporation from 1994 to 1997 and was the Vice-President, R&D, at Access Pharmaceuticals from 1997 to 1998. Dr. Wilson was Research Area Head, Cell and Molecular Biology in Advanced Drug Delivery at Ciba-Geigy Pharmaceuticals from 1984 – 1989 and Worldwide Head of Drug Delivery at SmithKline Beecham from 1989 to 1994. He was a faculty member at Rockefeller University, New York, in the laboratory of the Nobel Laureates, Sanford Moore and William Stein, from 1974 to 1979. Dr. Wilson is a recognized leader in the development of drug delivery systems and has been involved in taking lead products & technologies from concept to commercialization.

Dr. Wilson has a Ph.D. in Biochemistry and conducted medical research at The Rockefeller University, New York. We believe that Dr. Wilson’s extensive background of success in corporate management and product development, with tenures in both multinational and start-up biotech organizations, will assist us as we work to complete our drug development and commercialization activities.

Class III Director

Steven Zelenkofske, D.O.

Dr. Steven Zelenkofske has served on our Board of Directors since January 19, 2023. Dr. Zelenkofske has served on the Board of Directors of Dinaqor AG since May 2020. He is currently serving as President of SLZ Consulting, LLC. He has served as Chief Medical Officer of SwanBio Therapeutics since June 1, 2020 until September 2022. Dr. Zelenkofske is also an advisor to Veralox Therapeutics, Inc., as Chair of the Scientific Advisory Board, a position he has held since March 2020. Previously, he served as Executive Vice President and Chief Medical Officer of Achillion Pharmaceuticals, Inc. from August 2018 until April 2020. Dr. Zelenkofske also served as Chief Medical Officer of uniQure N.V., from June 2017 to August 2018. Prior to joining uniQure, N.V., Dr. Zelenkofske was Vice President and Therapeutic Head of Cardiovascular/Metabolism for AstraZeneca, a biopharmaceutical company, from November 2014 to June 2017. From January 2009 to November 2014, Dr. Zelenkofske was Senior Vice President Clinical and Medical Affairs and Chief Medical Officer of Regado Biosciences, Inc., a biotechnology company. Dr. Zelenkofske has held leadership positions at Sanofi-Aventis, Boston Scientific, a medical device company, and Novartis Pharmaceuticals, a global healthcare company. Dr. Zelenkofske holds Bachelor of Science and Master of Science degrees from Emory University and a Doctor of Osteopathic Medicine degree from the Philadelphia College of Osteopathic Medicine. He conducted his graduate medical education at the Philadelphia College of Osteopathic Medicine and is board-certified in internal medicine, cardiology and cardiac electrophysiology. We believe that Dr. Zelenkofske is qualified to serve on our Board of Directors due to his knowledge and experience working in the biotech and pharmaceutical space will assist us as we work to complete our drug development and commercialization activities.

Family Relationships

There are no family relationships among any of our directors or executive officers.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Below is information regarding certain characteristics of our Board of Directors, utilizing the template included in the related Nasdaq Stock Market (“Nasdaq”) rules.

Board Diversity Matrix (as of June 6, 2024)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		4
Two or More Races or Ethnicities
LGBTQ+	0
Did Not Disclose Demographic Background

Independence of the Board of Directors

Under the rules of Nasdaq, independent directors must comprise a majority of our Board of Directors. The rules of Nasdaq, as well as those of the SEC, impose several requirements with respect to the independence of our directors. Our Board of Directors has conducted a review of its proposed composition, the composition of its proposed committees and the independence of each director in accordance with these rules. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that John R. Murphy, Dr. Steven Zelenkofske, Robert Lisicki, and Dr. Glynn Wilson do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq and the SEC. In making this determination, our Board of Directors considered relationships that each director has with the Company, including the transactions described under the section entitled “Certain Relationships and Related Party Transactions.”

Board Leadership Structure

The Board does not have a policy that requires the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board annually reviews its leadership structure to assess what best serves the interests of the Company and its stockholders at a given time. Currently, our Chief Executive Officer also serves as our Chairman of the Board of Directors. Our Board of Directors does not have a lead independent director. The Board of Directors believes that an appropriate leadership structure depends on the opportunities and challenges facing a company at a given time. Our Board of Directors has determined the current leadership structure is appropriate and effective given our stage of development.

Risk Oversight

One of the Board of Directors’ key functions is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the effectiveness of our internal control over financial reporting and cybersecurity policies. Our Nominating and Corporate Governance Committee monitors our risk governance structure, risk assessment and risk management practices, as well as our risk appetite and strategy relating to key risks, and the guidelines, policies and processes related thereto. The Nominating and Corporate Governance Committee also has the responsibility to manage risks associated with the independence of the Board of Directors. Our Compensation Committee assesses and monitors the impact of our compensation policies and practices for all employees on our risk profile.

Board and Committee Meetings and Attendance

The Board of Directors and its committees currently meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During the fiscal year ended December 31, 2023, the Board of Directors held 5 meetings. The Audit Committee and the Nominating and Corporate Governance Committee met 4 and 3 times, respectively. The Compensation Committee did not hold any meetings during the fiscal year ended December 31, 2023, instead acting by written consent. Each of our incumbent directors that were directors during our fiscal year ended December 31, 2023 attended no less than 75% of the meetings of the Board of Directors and Board committees on which such director served during 2023.

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of the Board of Directors to attend our annual meetings of stockholders. Three of our directors attended our annual meeting in 2023, virtually or via teleconference.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted policies and procedures for review, approval and monitoring of transactions involving Cadrenal and “related persons” (directors and executive officers or their immediate family members, or stockholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the SEC. Pursuant to our charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions.” For purposes of the Audit Committee Charter, “Related Party Transactions” means those transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

A discussion of our current related person transactions appears in this Proxy Statement under “Transactions with Related Persons, Promoters and Certain Control Persons.”

Stockholder Communication with Directors

Historically, the Company has not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Stockholders and interested parties who wish to communicate with the Board of Directors, non-management members of the Board of Directors as a group, a committee of the Board of Directors or a specific member of the Board of Directors may do so by letters addressed to the attention of our Corporate Secretary. The address for these communications is: Cadrenal Therapeutics, Inc., c/o Corporate Secretary, 822 A1A North, Suite 306, Ponte Vedra, Florida 32082.

All communications received as set forth in the preceding paragraph will be opened by the office of our Secretary and the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed. The Board of Directors has instructed the Corporate Secretary to forward stockholder correspondence only to the intended recipients and has also instructed the Corporate Secretary to review all stockholder correspondence and, in the Corporate Secretary’s discretion, refrain from forwarding any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. Any such items may be forwarded elsewhere in Cadrenal for review and possible response.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2023 and the current year, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with other than a late Form 3 filed on April 3, 2024 by Jeffrey Cole upon his employment and one Form 4 filed on February 12, 2024 by Quang Pham with respect to one transaction.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all officers, directors and employees, including those officers responsible for financial reporting. The full text of the Code of Conduct is posted on our website at www.cadrenal.com and a copy will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 822 A1A North, Suite 306, Ponte Vedra, Florida 32082. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or the Nasdaq rules.

Anti-Hedging/Anti-Pledging Policy

We have adopted an insider trading policy (the “Trading Policy”) with respect to the policies and procedures covering trades of our securities and the handling of our confidential information. The Trading Policy, which applies to all officers, employees, directors, consultants and independent contractors of the Company (each a “Covered Person”), prohibits the purchase or sale of our securities by a Covered Person or a member of their household who is in possession of material non-public information. The Trading Policy also prohibits, among other things, short-term trading, short sales, options trading, hedging and pledging. Consequently, no employee, executive officer or director may enter into a hedge or pledge of the Company’s Common Stock, including short sales, derivatives, put options, swaps and collars. A copy of our insider trading policy is available on our website at www.cadrenal.com.

Equity Compensation Policy

While we do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material nonpublic information, the Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about our company that has not been publicly disclosed. It has been our practice to grant equity awards to our directors upon their appointment to the Board of Directors. We intend to issue equity grants to our officers and/or directors at the same time each year, either upon completion of the annual meeting of stockholders or in connection with our last meeting of the Board of Directors each fiscal year. Option grants are effective on the date the award determination is made by the Compensation Committee, and the exercise price of options is the closing market price of our Common Stock on the business day of the grant or, if the grant is made on a weekend or holiday, on the prior business day.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has the authority to appoint committees to perform certain management and administration functions. As disclosed above, the Board of Directors has established an Audit Committee, a Compensation Committee and Nominating and Corporate Governance Committee. The Board of Directors may establish other committees to facilitate the management of our company’s business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors.

All of the committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq, and SEC rules and regulations as further described below. The charters for each of these committees are available on our website at www.cadrenal.com. Information contained on or accessible through our website is not a part of this Proxy Statement and the inclusion of such website address in this Proxy Statement is an inactive textual reference only.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Each committee operates under a written charter, that satisfies the applicable rules of the SEC and the listing standards of Nasdaq. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors. From time to time, our Board of Directors may establish other committees to facilitate the management of our business as it sees fit and in accordance with applicable law and our corporate governance documents.

The following table shows the directors who are currently members or Chairman of each of these committees.

Board Members	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Quang Pham	—	—	—
John Murphy	Chair	Member	—
Steven Zelenkofske	Member	Chair	Member
Glynn Wilson	Member	—	Chair
Robert Lisicki	—	Member	Member

Audit Committee.    Our Audit Committee consists of John Murphy, Dr. Steven Zelenkofske and Dr. Glynn Wilson, with John Murphy serving as the Chair of the Audit Committee. Our Board of Directors has determined that all of the directors who serve on our Audit Committee are independent within the meaning of the rules and regulations of Nasdaq and Rule 10A-3 under the Exchange Act. In addition, our Board of Directors has determined that John Murphy qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq. The primary purpose of the Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. Specifically, the Audit Committee has the following duties and responsibilities:

•        select and hire the independent registered public accounting firm to audit our financial statements;

•        help to ensure the independence and performance of the independent registered public accounting firm;

•        approve audit and non-audit services and fees;

•        review financial statements and discuss with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•        prepare the audit committee report that the SEC requires to be included in our annual proxy statement;

•        review reports and communications from the independent registered public accounting firm;

•        review the adequacy and effectiveness of our internal controls and disclosure controls and procedure;

•        review our policies on risk assessment and risk management;

•        review and approve related party transactions;

•        review and discuss our policies regarding information technology security and protection from cyber risks; and

•        establish and oversee procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, a copy of which is available on our website at www.cadrenal.com.

Compensation Committee.    Our Compensation Committee consists of Dr. Steven Zelenkofske, Robert Lisicki and John Murphy, with Dr. Steven Zelenkofske serving as the Chair of the Compensation Committee. Our Board of Directors has determined that all of the directors who serve on our Compensation Committee are independent under the listing standards, are “non-employee directors” as defined in rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Our Compensation Committee oversees our compensation policies, plans and benefits programs. The Compensation Committee also has the following duties and responsibilities:

•        oversee our overall compensation philosophy and compensation policies, plans and benefit programs;

•        review and recommend to our Board of Directors for approval compensation for our executive officers and directors;

•        prepare the compensation committee report that the SEC would require to be included in our annual proxy statement if we were no longer deemed to be an emerging growth company or a smaller reporting company; and

•        administer our equity compensation plans.

Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, a copy of which is available on our website at www.cadrenal.com.

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee consists of Dr. Glynn Wilson, Robert Lisicki and Dr. Steven Zelenkofske, with Dr. Glynn Wilson serving as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee oversees and assists our Board of Directors in reviewing and recommending nominees for election as directors. All members who serve on the Nominating and Corporate Governance Committee are independent directors as defined under the listing standards of Nasdaq. Specifically, the Nominating and Corporate Governance Committee is responsible for:

•        identifying, evaluating and making recommendations to our Board of Directors regarding nominees for election to our Board of Directors and its committees, including consideration of recommendations for election to the Board of Directors by stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws;

•        considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

•        reviewing developments in corporate governance practices;

•        evaluating the adequacy of our corporate governance practices and reporting; and

•        evaluating the performance of our Board of Directors and of individual directors.

Candidates for director should have certain minimum qualifications, including the ability to understand basic financial statements, being over 21 years of age, having relevant business experience (taking into account the business experience of the other directors), and having high moral character. The Nominating and Corporate Governance Committee retains the right to modify these minimum qualifications from time to time.

In evaluating an incumbent director whose term of office is set to expire, the Nominating and Corporate Governance Committee reviews such director’s overall service to the Company during such director’s term, including the number of meetings attended, level of participation, quality of performance, and any transactions with the Company engaged in by such director during his term.

When selecting a new director nominee, the Nominating and Corporate Governance Committee first determines whether the nominee must be independent for Nasdaq purposes or whether the candidate must qualify as an “audit committee financial expert.” The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm to assist in the identification of qualified director candidates. The Nominating and Corporate Governance Committee also will consider nominees recommended by our stockholders.

The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by our stockholders and those recommended by other parties. In considering any person recommended by one of our stockholders, the Nominating and Corporate Governance Committee will look for the same qualifications that it looks for in any other person that it is considering for a position on the Board of Directors, including the minimum criteria set forth above. The Nominating and Corporate Governance Committee evaluates the suitability of potential nominees, taking into account the current board composition, including expertise, diversity and the balance of inside and independent directors. The Nominating and Corporate Governance Committee does not have a set policy or process for considering diversity in identifying nominees, but endeavors to establish a diversity of background and experience in a number of areas of core competency, including business judgment, management, accounting, finance, knowledge of our industry, strategic vision, research and development and other areas relevant to our business.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, a copy of which is available on our website at www.cadrenal.com.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee will be serving, or will have ever served, as an officer or employee of ours. None of our executive officers currently serves, or has served during the last completed year, as a member of the Board of Directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers who served as a member of our Board of Directors during the last completed year.

Limitation of Liability and Indemnification

Our amended and restated bylaws provide indemnification for our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law. The indemnification agreements that we have entered into with each of our current executive officers and directors may, in some cases, be broader than the specific indemnification provisions contained under Delaware law.

In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable, except to the extent such an exemption from liability thereof is not permitted under the Delaware General Corporation Law. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer, subject to certain exceptions in which case the director or officer would be personally liable. An officer may not be exculpated for any action brought by or in the right of the corporation. A director may not be exculpated for improper distributions to stockholders. Further, pursuant to Delaware law, a director or officer may not be exculpated for:

•        any breach of his or her duty of loyalty to us or to our stockholders;

•        acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; and

•        any transaction from which the director or officer derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of our directors and officers will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation does not eliminate the duty of care owed by our directors and officers and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect the responsibilities of directors and officers under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

We have entered into separate indemnification agreements with each of our current executive officers and intend to enter, into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification that will be provided for in our amended and restated bylaws. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2023

Director Compensation

The following table shows certain information with respect to the compensation of all of our non-employee directors for the fiscal year ended December 31, 2023, all of whom were director nominees at the time of grant, in anticipation of director services to be provided:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Total ($)
John R. Murphy	$50,000	$—	—	$50,000
Steven Zelenkofske, D.O.	$35,000	$—	—	$35,000
Glynn Wilson, Ph.D.	$35,000	$—	—	$35,000
Robert Lisicki(1)	$17,500	$—	$57,000	$74,500

____________

(1)      Robert Lisicki joined the Board on July 23, 2023.

(2)      In accordance with SEC rules, this column reflects the aggregate fair value of the stock and option awards granted as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). The valuation assumptions used in determining such amounts are described in Note 1 and Note 10 to our audited financial statements included in our Annual Report for the year ended December 31, 2023. These amounts do not correspond to the actual value that may be realized by the Directors upon vesting or exercise of such awards.

For the fiscal year ended December 31, 2023, our directors received annual cash compensation in the amount of $35,000 and the Chair of the Audit Committee received an additional annual cash compensation of $15,000 per year. Beginning the fiscal year ended December 31, 2024, the additional annual cash compensation for the Chair of the Audit Committee will be increased to $25,000 per year and the Chair of the Compensation Committee and Nominating and Corporate Governance Committee will each receive additional annual cash compensation of $10,000 per year. From time to time, we may grant additional stock options to certain of our non-employee directors as compensation for their services as directors.

(3)      The table below shows the aggregate number of option awards outstanding at fiscal year-end of our non-employee directors.

Name	Number of Shares Subject to Outstanding Options as of December 31, 2023
John R. Murphy	100,000
Steven Zelenkofske, D.O.	50,000
Glynn Wilson, Ph.D.	50,000
Robert Lisicki	75,000

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2023 was the firm of WithumSmith+Brown, PC. The Audit Committee has selected WithumSmith+Brown, PC as Cadrenal’s independent registered public accounting firm for fiscal 2024.

A representative of WithumSmith+Brown, PC is expected to be present either virtually or via teleconference at the 2024 Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Vote Required

The affirmative vote of the holders of a majority of the shares present at the 2024 Annual Meeting or represented by proxy and entitled to vote on this matter at the 2024 Annual Meeting will be required to approve the ratification of the appointment of Cadrenal’s independent registered public accounting firm. Abstentions will be counted and will have the same effect as a vote against the proposal. Ratification of the appointment of WithumSmith+Brown, PC by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2024 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR RATIFICATION OF THE SELECTION OF WITHUMSMITH+BROWN, PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING ON DECEMBER 31, 2024.

AUDIT COMMITTEE REPORT1

The Audit Committee has reviewed and discussed Cadrenal’s audited financial statements as of and for the year ended December 31, 2023 with the management of Cadrenal and WithumSmith+Brown, PC, Cadrenal’s independent registered public accounting firm. Further, the Audit Committee has discussed with WithumSmith+Brown, PC the matters required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of Cadrenal’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee also has received the written disclosures and the letter from WithumSmith+Brown, PC required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to WithumSmith+Brown, PC’s independence from Cadrenal, and has discussed with WithumSmith+Brown, PC its independence from Cadrenal. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to Cadrenal is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from Cadrenal and its management. The Audit Committee also considered whether, and determined that, the independent registered public accounting firm’s provision of other non-audit services to us was compatible with maintaining WithumSmith+Brown, PC’s independence. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of Cadrenal’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of Cadrenal’s internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that Cadrenal’s audited financial statements for the year ended December 31, 2023 and management’s assessment of the effectiveness of Cadrenal’s internal control over financial reporting be included in Cadrenal’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. The Audit Committee has recommended, and the Board of Directors has approved, subject to stockholder ratification, the selection of WithumSmith+Brown, PC as Cadrenal’s independent registered public accounting firm for the year ending December 31, 2023.

Submitted by the Audit Committee.

Members of the Audit Committee
John Murphy Steven Zelenkofske Glynn Wilson

____________

1        The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of Cadrenal under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Fees Paid to the Independent Registered Public Accounting Firm

WithumSmith+Brown, PC serves as our independent registered public accounting firm.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees including expenses billed to us for the year ended December 31, 2023 and the period from January 25, 2022 (inception) to December 31, 2022 by our auditors:

	Year Ended December 31, 2023	January 25, 2022 (inception) through December 31, 2022
Audit Fees	$112,300	$59,130
Tax Fees	—	—
Audit-Related Fees	37,901	110,522
All Other Fees	—	—
Total	$150,201	$169,652

____________

***    Audit-related fees represents charges for work on registration statements including comfort letters and consents.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation for audit and permitted non-audit services. The documentation includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the PCAOB. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor’s familiarity with our business, people, culture, accounting systems, risk profile, and whether the services enhance our ability to manage or control risks, and improve audit quality. The Audit Committee may form and delegate pre-approval authority to subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

PROPOSAL 3

APPROVAL OF THE AMENDMENT
TO THE COMPANY’S AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

The Board has adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of the issued and outstanding shares of Common Stock, a copy of which is set forth in the certificate of amendment annexed to this proxy statement as Annex A, declared such amendment advisable, and is recommending that our stockholders approve, such proposed amendment. Such amendment will be effected after stockholder approval thereof only in the event the Board still deems it advisable. Holders of the Common Stock are being asked to approve the proposal that Article IV of the Amended and Restated Certificate of Incorporation be amended to effect a reverse stock split of the Common Stock at a ratio in the range of one (1) share of Common Stock for every two (2) shares of Common Stock to one (1) share of Common Stock for every twenty (20) shares of Common Stock. If the Reverse Stock Split is approved by our stockholders and if a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to the Amended and Restated Certificate of Incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of Common Stock. If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, this vote will be of no further force and effect and the Board will seek stockholder approval before implementing any reverse stock split after that time. The Board may abandon the proposed amendment to effect the Reverse Stock Split at any time prior to its effectiveness, whether before or after stockholder approval thereof.

As of the Record Date, the Company had 16,008,469 shares of Common Stock outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-10, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately 1,600,846 shares. The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Stock, and the continued listing requirements of the Nasdaq Capital Market (“Nasdaq”). See below for a discussion of the factors that the Board considered in determining the Reverse Stock Split Ratio range, some of which included, but was not limited to, the following: the historical trading price and trading volume of the Common Stock, the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short-term and long-term, and general market, economic conditions, and other related conditions prevailing in our industry.

The Reverse Stock Split, if effected, will not change the number of authorized shares of Common Stock or Preferred Stock, or the par value of Common Stock or Preferred Stock; however, effecting the Reverse Stock Split will provide for additional shares of authorized but unissued shares of Common Stock. However, if Proposal 4 (the Authorized Increase Proposal), is approved and the Board determines to effect the increase in the authorized number of shares of Common Stock, the authorized number of shares of Common Stock will be increased. As of the date of this proxy statement, our current authorized number of shares of Common Stock is sufficient to satisfy all of our share issuance obligations and current share plans and we do not have any current plans, arrangements or understandings relating to the issuance of the additional shares of authorized Common Stock that will become available for issuance following the Reverse Stock Split.

Purpose and Background of the Reverse Stock Split

The Board’s primary objective in asking for authority to effect a reverse split is to increase the per-share trading price of our Common Stock. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the 2024 Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

As background, we received notice on September 6, 2023 from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq notifying us of our noncompliance with Nasdaq Listing Rule 5550(a)(2) by failing to maintain a minimum bid price for our Common Stock of at least $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). We were given 180 days, or until March 4, 2024 to regain compliance; provided that the Nasdaq Staff retained discretion to grant an additional 180-calendar day grace period to determine that we have demonstrated an ability to maintain long-term compliance so long as we (i) met the continued listing requirement for the market value of our publicly held shares and all other initial listing standards for Nasdaq, with the exception of the Minimum Bid Price Requirement, and (ii) provided a written notice to the Staff of our intention to cure the deficiency during the second grace period by effecting a reverse stock split (which notice was provided by us to Nasdaq on September 6, 2023). On March 5, 2024, we were notified by the Nasdaq Staff that we had been granted until September 3, 2024 to regain compliance with the minimum bid price requirement. In the event that we are unable to cure the deficiency, and ultimately receive notice that our Common Stock is being delisted, Nasdaq listing rules permit us to appeal the delisting determination by the Staff to a Nasdaq hearings panel. Accordingly, we are hereby asking our stockholders to approve a reverse split to, among other things, give us the option to seek to regain compliance with the Minimum Bid Price Requirement prior to expiration of the second compliance period.

The Board believes that the failure of stockholders to approve the Reverse Stock Split Proposal could prevent us from maintaining compliance with the Minimum Bid Price Requirement and could inhibit our ability to conduct capital raising activities, among other things. If Nasdaq delists our Common Stock, then our Common Stock would likely become traded on an over-the-counter market such as those maintained by OTC Markets Group Inc., which do not have the substantial corporate governance or quantitative listing requirements for continued trading that Nasdaq has. In that event, interest in our Common Stock may decline and certain institutions may not have the ability to trade in our Common Stock, all of which could have a material adverse effect on the liquidity or trading volume of our Common Stock. If our Common Stock becomes significantly less liquid due to delisting from Nasdaq, our stockholders may not have the ability to liquidate their investments in our Common Stock as and when desired and we believe our ability to maintain analyst coverage, attractive investor interest, and have access to capital may become significantly diminished as a result.

If the stockholders approve the Reverse Stock Split Proposal and the Board determines to implement the Reverse Stock Split, we will file a certificate of amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split. The text of the form of proposed amendment is set forth in the certificate of amendment to the Amended and Restated Certificate of Incorporation, which is annexed to this proxy statement as Annex A.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the Reverse Stock Split Ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company, except those stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares determined in the manner set forth below under the heading “Fractional Shares.” After the Reverse Stock Split, each share of the Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. The Reverse Stock Split will not affect us continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. In addition, we will not issue fractional shares in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive such fractional shares will receive an amount in cash determined in the manner set forth below under the heading “Fractional Shares.”

Following the effectiveness of the Reverse Stock Split, if approved by the stockholders and implemented by the Company, current stockholders will hold fewer shares of Common Stock.

If the Board decides to implement the Reverse Stock Split, the Company would communicate to the public, prior to the effective time of the Reverse Stock Split, additional details regarding the Reverse Stock Split (including the final Reverse Stock Split Ratio, as determined by the Board). By voting in favor of the Reverse Stock Split, you are also expressly authorizing the Board to determine not to proceed with, and to defer or to abandon, the Reverse Stock Split, in the Board’s sole discretion. In determining whether to implement the Reverse Stock Split following receipt of stockholder approval of the Reverse Stock Split, and which Reverse Stock Split Ratio to implement, if any, the Board may consider, among other things, various factors, such as:

•        our ability to maintain our listing on the Nasdaq Capital Market;

•        the historical trading price and trading volume of our Common Stock;

•        the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the reverse stock split on the trading market for our Common Stock in the short and long term;

•        which Reverse Stock Split Ratio would result in the greatest overall reduction in our administrative costs; and

•        prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

To increase the per share price of our Common Stock.    As discussed above, the primary objective for effecting the Reverse Stock Split, should our Board choose to effect one, would be to increase the per share price of our Common Stock. Our Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split, could, among other things, help us to appeal to a broader range of investors, generate greater investor interest in the Company, and improve the perception of our Common Stock as an investment security. Our Common Stock is listed on Nasdaq and the continuing failure to comply with the Minimum Bid Price Requirement may be cured, if the closing share price is at least $1.00 per share, and the price remains at or above the level for at least 10 consecutive business days prior to expiration of any Nasdaq grace period (provided that Nasdaq can increase the ten day period requirement). We provided written notice to the Staff of our intention to cure the deficiency during the second grace period by effecting a reverse stock split, if necessary. The Board believes that the Reverse Stock Split may potentially assist us in achieving compliance with the Minimum Bid Price Requirement. We currently believe that we are in compliance with all other applicable continued listing requirements of Nasdaq.

To potentially improve the liquidity of the Common Stock.    A Reverse Stock Split could allow a broader range of institutions to invest in the Common Stock (namely, funds that are prohibited from buying stocks whose price is below certain thresholds), potentially increasing trading volume and liquidity of the Common Stock and potentially decreasing the volatility of the Common Stock if institutions become long-term holders of the Common Stock. A Reverse Stock Split could help increase analyst and broker interest in the Common Stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. Some investors, however, may view a Reverse Stock Split negatively since it reduces the number of shares of Common Stock available in the public market. If the Reverse Stock Split Proposal is approved and the Board believes that effecting the Reverse Stock Split is in our best interest and the best interest of our stockholders, the Board may effect the Reverse Stock Split, regardless of whether our stock is at risk of delisting from Nasdaq Capital Market, for purposes of enhancing the liquidity of the Common Stock and to facilitate capital raising.

To increase the number of additional shares issuable under the Company’s charter.    A Reverse Stock Split will reduce the nominal number of shares of Common Stock outstanding and the number of shares of Common Stock issuable on exercise of Company warrants or options, while leaving the number of shares issuable under our charter unchanged. A Reverse Stock Split will therefor effectively increase the number of shares of the Common Stock that we are able to issue. This effective increase will facilitate future capital fundraising on our part. As a biotechnology company without a revenue generating product yet on the market and considerable development costs that must be funded to bring a product to market, we are likely to require additional capital funding. Some investors may find the Common Stock more attractive if the Reverse Stock Split is effected with additional assurance that we are unlikely to be limited in our ability to access needed capital by the number of shares of our Common Sock authorized for issuance. However, other investors may find the Common Stock a less attractive investment with the knowledge that additional dilution of the Common Stock is possible.

Potential Anti-takeover Effects of the Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. The relative increase in the number of shares of our Common Stock available for issuance vis-à-vis the outstanding shares of our Common Stock, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board. It could potentially deter takeovers, including takeovers that the Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The increase in the number of shares of authorized Common Stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Increase may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Certain Risks Associated with a Reverse Stock Split

Reducing the number of outstanding shares of the Common Stock through the Reverse Stock Split Proposal is intended, absent other factors, to increase the per share market price of the Common Stock. Other factors, however, such as our financial results, market conditions, the market perception of our business and other risks, including those set forth below and in our SEC filings and reports, may adversely affect the market price of the Common Stock.

As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future.

The Reverse Stock Split May Not Result in a Sustained Increase in the Price of the Common Stock.    As noted above, the principal purpose of the Reverse Stock Split Proposal is to maintain a higher average per share market closing bid price of the Common Stock. However, the effect of the Reverse Stock Split upon the market price of the Common Stock cannot be predicted with any certainty and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all.

The Reverse Stock Split May Decrease the Liquidity of the Common Stock.    The Board believes that the Reverse Stock Split may result in an increase in the market price of the Common Stock, which could lead to increased interest in the Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for the Common Stock.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.    If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in the Overall Market Capitalization of the Company.    The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of the Common Stock does not increase in proportion to the Reverse Stock Split Ratio, then our value, as measured by our market capitalization, will be reduced.

The Reverse Stock Split May Lead to Further Dilution of the Common Stock.    Since the Reverse Stock Split Proposal would reduce the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable on exercise of our warrants or options, while leaving the number of shares authorized and issuable under our Charter unchanged, the Reverse Stock Split would effectively increase the number of shares of the Common Stock that we would be able to issue and could lead to dilution of the Common Stock in future financings.

Impact of a Reverse Stock Split If Implemented

A Reverse Stock Split would affect all holders of Common Stock uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the Reverse Stock Split will be that:

•        the number of issued and outstanding shares of Common Stock and treasury shares, if any, will be reduced proportionately based on the final Reverse Stock Split Ratio, as determined by the Board;

•        based on the final Reverse Stock Split Ratio, the per share exercise price of all outstanding options and warrants will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding options and warrants will be reduced proportionately; and

•        the number of shares reserved for issuance pursuant to any outstanding equity awards and any maximum number of shares with respect to which equity awards may be granted will be reduced proportionately based on the final Reverse Stock Split Ratio.

The following table sets forth the approximate number of shares of the Common Stock that would be outstanding immediately after the Reverse Stock Split based on the current authorized number of shares of Common Stock at various exchange ratios, based on 16,008,469 shares of Common Stock actually outstanding as of June 6, 2024.

The table does not account for fractional shares that will be paid in cash.

	Estimated Number of Shares of Common Stock Before Reverse Stock Split Based on Current Authorized Number of Shares	Estimated Number of Shares of Common Stock After Reverse Stock Split on a 1-for-2 basis Based on Current Authorized Number of Shares	Estimated Number of Shares of Common Stock After Reverse Stock Split on a 1-for-20 basis Based on Current Authorized Number of Shares
Authorized Common Stock	75,000,000	75,000,000	75,000,000
Shares of Common Stock issued and outstanding	16,008,469	8,004,234	800,423
Shares of Common Stock issuable under outstanding options and warrants or reserved for issuance under existing plans

Shares of Common Stock authorized but unissued (Authorized Common Shares minus issued and outstanding shares, shares issuable upon outstanding options and warrants and shares reserved for issuance under existing incentive plans, assuming the 2022 Plan Amendment Proposal is approved)

We are currently authorized to issue a maximum of 75,000,000 shares of our Common Stock. As of the Record Date, there were 16,008,469 shares of our Common Stock issued and outstanding. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

Following the Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. Although we consider financing opportunities from time to time, we do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected, but some of the additional shares underlie warrants, which could be exercised or converted after the Reverse Stock Split is effected.

Effects of the Reverse Stock Split

Management does not anticipate that our financial condition, the percentage ownership of Common Stock by management, the number of our stockholders or any aspect of our business will materially change as a result of the Reverse Stock Split. Because the Reverse Stock Split will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock or to convert other securities into Common Stock the proposed Reverse Stock Split will not alter the relative rights and preferences of existing stockholders, except to the extent the Reverse Stock Split will result in fractional shares, as discussed in more detail below.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on Nasdaq Capital Market (other than to the extent it facilitates compliance with Nasdaq Capital Market continued listing standards). Following the Reverse Stock Split, the Common Stock will continue to be listed on the Nasdaq Capital Market, although it will be considered a new listing with a new Committee on Uniform Securities Identification Procedures, or CUSIP number.

The rights of the holders of the Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of the Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of the Common Stock immediately after effecting the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of the Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effectiveness of the Reverse Stock Split.    The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing and effectiveness (the “Effective Time”) of an amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which would take place at the Board’s discretion. The exact timing of the filing of the Reverse Stock Split Amendment, if filed, would be determined by the Board based on its evaluation as to when such action would be the most advantageous to us and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, if the Board, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders to proceed with the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the 2024 Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

Effect on Par Value; Reduction in Stated Capital.    The proposed Reverse Stock Split will not affect the par value of our stock, which will remain at $0.001 per share of Common Stock and $0.001 per share of Preferred Stock. As a result, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split Ratio selected by the Board. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Common Stock, will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Book-Entry Shares.    If the Reverse Stock Split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee. We do not issue physical certificates to stockholders.

No Appraisal Rights.    Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split described in the Reverse Stock Split Proposal, and we will not independently provide our stockholders with any such rights.

Fractional Shares.    We do not intend to issue fractional shares in connection with the Reverse Stock Split. and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the Nasdaq Capital Market for the ten days preceding the Effective Time. After the Reverse Stock Split is effected, a stockholder will have no further interest in our Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto, except to receive the above-described cash payment. Stockholders should be aware that under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Stockholders otherwise entitled to receive such funds, who have not received them, will have to seek to obtain such funds directly from the jurisdiction to which they were paid.

Material U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax considerations to U.S. holders (as defined below) of the Reverse Stock Split. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, and are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (the “IRS”) with respect to any of the tax considerations discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion is limited to U.S. holders (except to the extent such discussion explicitly addresses non-U.S. holders) that hold Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the tax on net investment income or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, U.S. federal estate or gift tax laws, or any tax treaties. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to U.S. holders that may be subject to special rules under U.S. federal income tax laws, including, without limitation:

•        a bank, insurance company or other financial institution;

•        a tax-exempt or a governmental organization;

•        a real estate investment trust;

•        an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•        a regulated investment company or a mutual fund;

•        a dealer or broker in stocks and securities, or currencies;

•        a trader in securities that elects mark-to-market treatment;

•        a holder of Common Stock that received such stock through the exercise of an employee option, pursuant to a retirement plan or otherwise as compensation;

•        a person who holds Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•        a corporation that accumulates earnings to avoid U.S. federal income tax;

•        a person whose functional currency is not the U.S. dollar;

•        a U.S. holder who holds Common Stock through non-U.S. brokers or other non-U.S. intermediaries;

•        a U.S. holder owning or treated as owning 5% or more of the Company’s Common Stock;

•        a person subject to Section 451(b) of the Code; or

•        a former citizen or long-term resident of the United States subject to Section 877 or 877A of the Code.

If a partnership, or any entity (or arrangement) treated as a partnership for U.S. federal income tax purposes, holds Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships holding Common Stock and partners in such partnerships should consult their own tax advisors about the U.S. federal income tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Common Stock that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, whose income is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of Common Stock that is a not a U.S. holder or a partnership for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of Common Stock surrendered that is allocated to such fractional share of Common Stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for Common Stock surrendered exceeds one year at the effective time of the Reverse

Stock Split. The deductibility of capital losses is subject to limitations. A U.S. holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our Common Stock, with any remaining amount being treated as capital gain. U.S. holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss as a result of the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to a non-U.S. holder that receives cash in lieu of a fractional share of Common Stock and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business by such non-U.S. holder in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holder complies with certain certification requirements. If such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S., and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, the non-U.S. holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. holders, and if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply. If the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the Reverse Stock Split and certain other requirements are met, the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain from the exchange of the shares of our Common Stock, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any.

Notwithstanding the foregoing, with respect to a non-U.S. holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules), the gain will be treated as a dividend rather than capital gain to the extent of the non-U.S. holder’s ratable share of our current or accumulated earnings and profits as calculated for U.S. federal income tax purposes, then as a tax-free return of capital to the extent of (and in reduction of) the non-U.S. holder’s aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

We will withhold U.S. federal income taxes equal to 30% of any cash payments made to a non-U.S. holder as a result of the Reverse Stock Split that may be treated as a dividend, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable. For example, an applicable income tax treaty may reduce or eliminate U.S. federal income tax withholding, in which case a non-U.S. holder claiming a reduction in (or exemption from) such tax must provide us with a properly completed IRS Form W-8BEN (or other appropriate IRS Form W-8) claiming the applicable treaty benefit. Alternatively, an exemption generally should apply if the non-U.S. holder’s gain is effectively connected with a U.S. trade or business of such holder, and such holder provides us with an appropriate statement to that effect on a properly completed IRS Form W-8ECI.

Non-U.S. holders should consult their own tax advisors regarding possible dividend treatment and should consult their own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Common Stock pursuant to the Reverse Stock Split may be subject to information reporting and may be subject to U.S. backup withholding (currently at 24%) unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of Common Stock to a non-U.S. holder pursuant to the

Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

FATCA

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding taxes may apply to certain types of payments made to ‘‘foreign financial institutions’’ (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividends on stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury or an intergovernmental agreement between, generally, the jurisdiction in which it is resident and the U.S. Treasury, it must, among other things, identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Any cash paid to a non-U.S. holder as a result of the Reverse Stock Split that is treated as dividend may be subject to withholding under FATCA unless the requirements set forth above are satisfied (if applicable) and appropriate certifications are made. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Common Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Vote Required

To be approved, the votes cast on the Reverse Stock Split Proposal must exceed the votes cast against the Reverse Stock Split Proposal. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

Approval by our stockholders of the Reverse Stock Split Proposal is not conditioned upon approval by our stockholders of the Authorized Increase Proposal; conversely, approval by our stockholders of the Authorized Increase Proposal is not conditioned upon approval by our stockholders of the Reverse Stock Split Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE
STOCK SPLIT PROPOSAL.

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 to 125,000,000

The Board has adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation (a copy of which is set forth in the certificate of amendment annexed to this Proxy Statement as Annex B) to increase the number of shares of our authorized Common Stock from the 75,000,000 that are currently authorized pursuant to the Amended and Restated Certificate of Incorporation to 125,000,000 shares of Common Stock, declaring such amendment advisable, and is recommending that our stockholders approve, such proposed amendment. Such amendment will be effected after stockholder approval thereof only in the event the Board still deems it advisable. Holders of the Common Stock are being asked to approve the proposal that Article IV of the Amended and Restated Certificate of Incorporation be amended to effect the increase in the authorized shares of Common Stock (the “Increase”). If the Authorized Increase Proposal is approved by our stockholders and the Board deems it advisable, the increase in the authorized number of shares of Common Stock will be effected by filing a certificate of amendment with the Secretary of State of the State of Delaware. If the Board does not effect the increase in the authorized number of shares of Common Stock prior to the one-year anniversary of the 2024 Annual Meeting, this vote will be of no further force and effect and the Board will again seek stockholder approval before implementing any such increase after that time. The Board may abandon the proposed amendment to increase the number of authorized shares of Common Stock at any time prior to its effectiveness, whether before or after stockholder approval thereof.

The Board of Directors proposes and recommends increasing the number of authorized shares of Common Stock from the 75,000,000 shares that are currently authorized for issuance pursuant to the Amended and Restated Certificate of Incorporation to a total of 125,000,000 shares of Common Stock. Of our 75,000,000 shares of currently authorized Common Stock, 16,008,469 shares were outstanding as of June 6, 2024, and after taking into account (i) shares underlying outstanding warrants and options, and (ii) the reservation of shares for issuance under our stock incentive plans, assuming the 2022 Plan Amendment Proposal is adopted, approximately 49,852,195 of the 75,000,000 shares authorized in the Amended and Restated Certificate of Incorporation would be available for issuance.

The chart below illustrates the number of shares of Common Stock that will be available for issuance if both the increase in the number of authorized shares of Common Stock and the Reverse Stock Split are effected based on a 1-for-10 reverse stock split ratio. The number of shares disclosed in the column “Estimated Number of shares of Common Stock before Reverse Stock Split and before Authorized Shares Increase” reflects the approximate number of shares as of June 6, 2024. The number of shares disclosed in the column “Estimated number of shares of Common Stock after the Increase and before the Reverse Stock Split” gives further effect to the increase in the number of authorized shares of Common Stock from 75,000,000 to 125,000,000 and assumes that the 2022 Plan Amendment Proposal is approved. The number of shares disclosed in the column “Estimated number of shares of Common Stock after Reverse Stock Split and after the Increase” gives further effect to the Reverse Stock Split based on a 1-for-10 reverse stock split ratio and also gives effect to the increase in authorized shares of Common Stock described in this Proposal 4 and assumes that the 2022 Plan Amendment Proposal is adopted, but does not take into account any fractional shares or adjustment with respect thereto.

	Estimated number of shares of Common Stock before Reverse Stock Split and before Increase (Assuming the 2022 Plan Amendment is Adopted)	Estimated number of shares of Common Stock after the Increase and before the Reverse Stock Split (Assuming the 2022 Plan Amendment is Adopted)	Estimated number of shares of Common Stock after Reverse Stock Split and after the Increase (Assuming the 2022 Plan Amendment is Adopted)(3) at Reverse Stock Split Ratio of 1:10
Authorized	75,000,000	125,000,000	125,000,000
Issued and Outstanding	16,008,469	16,008,469	1,600,846
Issuable under Outstanding Warrants	4,674,786	4,674,786	467,478
Issuable under Outstanding Stock Options	2,345,000	2,345,000	234,500
Reserved for Issuance(1)	2,119,550	2,119,550	211,955
Authorized but Unissued(2)	49,852,195	49,852,195	122,485,221

____________

(1)      Shares reserved for future issuance under our existing equity incentive plans and assuming the 2022 Plan Amendment Proposal is approved, excluding shares issuable under outstanding stock options.

(2)      Shares authorized but unissued represent shares of Common Stock available for future issuance beyond shares currently outstanding, shares issuable under outstanding warrants and stock options and shares reserved for issuance under equity incentive plans (assuming approval of the amendment to the 2022 Plan Amendment Proposal).

(3)      The shares presented are an estimate as we do not know the number of fractional share rounding that will be required to effectuate the Reverse Stock Split for individual accounts.

The Board of Directors currently believes that the increase in the number of authorized shares of Common Stock is advisable and in our best interest and the best interest of our stockholders. The increase in the number of authorized shares of Common Stock will provide us with flexibility in completing financing and capital raising transactions, which may be necessary for us to execute our future business plans. Other possible business and financial uses for the additional shares of Common Stock include, without limitation, attracting and retaining employees by the issuance of additional securities, and other transactions and corporate purposes that the Board may deem are in our best interest. We could also use the additional shares of Common Stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. We believe that the additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law, as applicable, or under applicable Nasdaq rules. As of the date of this Proxy Statement, and other than upon issuance of currently outstanding securities exercisable into or convertible into the Common Stock, we have no arrangements or understandings regarding the additional shares that would be authorized or immediate plans to consummate any such transactions. However, we review and evaluate potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in our best interest and the best interest of our stockholders. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the Common Stock.

Although approval by our stockholders of the Reverse Stock Split is not conditioned upon approval by our stockholders of the Increase; conversely, approval by our stockholder of the Increase is not conditioned upon approval by our stockholders of the Reverse Stock Split, if the stockholders should approve the Reverse Stock Split and the Board of Directors should implement the Reverse Stock Split, the number of shares of Common Stock authorized but unissued after implementing the Reverse Stock Split may impact the decision as to whether or not to effect the Increase since effecting the Reverse Stock Split will provide for additional shares of unissued authorized Common Stock.

The increase in the number of shares of authorized Common Stock would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders.

As is true for shares presently authorized but unissued, the future issuance of Common Stock authorized by the increase in the number of authorized shares of Common Stock may, among other things, decrease existing stockholders’ percentage equity ownership, could be dilutive to the voting rights of existing stockholders and, depending on the price at which they are issued could have a negative effect on the market price of the Common Stock. In addition, an increase in the number of shares of our authorized Common Stock could result in an increase in the franchise tax that we would owe to the State of Delaware.

Potential Anti-takeover Effects of the Increase

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. Since the amendment to the Amended and Restated Certificate of Incorporation will provide that the number of authorized shares of Common Stock will be 125,000,000, the increase in the number of shares of authorized Common Stock, if effected, will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board. It could potentially deter takeovers, including takeovers that the Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The increase in the number of shares of authorized Common Stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Increase may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Vote Required

To be approved, the votes cast on the Authorized Increase Proposal must exceed the votes cast against the Authorized Increase Proposal. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AUTHORIZED INCREASE PROPOSAL.

PROPOSAL 5

AMENDMENT TO THE CADRENAL THERAPEUTICS, INC. 2022 SUCCESSOR EQUITY INCENTIVE PLAN

The 2022 Plan was initially approved by the Board and our stockholders in October 2022. The maximum number of shares of Common Stock that were originally available to be issued under the 2022 Plan in connection with awards was 1,910,000 shares, consisting of (i) the 760,000 shares of Common Stock that were reserved and available for issuance pursuant to the grant of new awards under our prior plan that was adopted in July 2022 (the “Initial Plan”), and (ii) the 1,150,000 shares that were subject to outstanding stock options or other awards granted under our Initial Plan or the 2022 Plan as of January 19, 2023 that terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash; are forfeited because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price, if any, as such shares become available from time to time. In addition, the maximum number of shares of Common Stock that may be issued under the 2022 Plan will automatically increase on January 1 of each calendar year for a period of ten years commencing on January 1, 2024 and ending on (and including) January 1, 2033, to a number of shares of Common Stock equal to 20% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year. On January 1, 2024, the shares available under the 2022 Plan increased by 694,550 shares to a maximum of 2,604,550 shares. As of June 6, 2024, we have 119,550 shares of Common Stock available for future issuance under the 2022 Plan (not including future increases under the 2022 Plan’s current evergreen provision).

On May 25, 2024, our Board approved, subject to stockholder approval, an amendment to the 2022 Plan to (i) increase the number of shares authorized for issuance thereunder by 2,000,000 shares to 4,604,550 shares of Common Stock, and (ii) to amend the “evergreen provision” such that the number of shares of Common Stock available for issuance each year will be equal to 20% of: (i) the shares of Common Stock outstanding at December 31 plus; (ii) the shares issuable upon exercise of warrants and pre-funded warrants outstanding at December 31. The proposed Amendment No. 1 to the 2022 Plan (the “2022 Plan Amendment”), is attached hereto as Annex C.

A summary of the 2022 Plan, as proposed to be amended, is set forth below. This summary is qualified in its entirety by the full text of the proposed 2022 Plan Amendment.

Reasons for the Proposed Amendment

The Board recommends that stockholders vote “FOR” the adoption of the 2022 Plan Amendment to increase the number of authorized shares and to amend the evergreen provision percentage. In making such recommendation, the Board considered a number of factors, including the following:

•        Equity-based compensation awards are a critical element of our overall compensation program. We believe that our long-term incentive compensation program aligns the interests of management, employees and the stockholders to create long-term stockholder value. The 2022 Plan Amendment will allow us to continue to attract, motivate and retain our officers, key employees, non-employee directors and consultants.

•        We believe the current amount of shares remaining available for grant under the 2022 Plan are not sufficient in light of our compensation structure and strategy, and that the additional shares being sought plus future increases pursuant to the amended evergreen provision will ensure that we continue to have a sufficient number of shares authorized and available for future awards issued under the 2022 Plan Amendment.

Stockholders are asked to approve the 2022 Plan Amendment to satisfy Nasdaq requirements relating to stockholder approval of equity compensation and to qualify certain stock options authorized under the 2022 Plan for treatment as incentive stock options under Section 422 of the Internal Revenue Code.

Share Usage and Key Data

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee monitors our annual stock award Burn Rate and Overhang (each as defined below), among other factors, in its efforts to maximize stockholders’ value by granting what, in the Committee’s judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, non-employee directors and consultants. The table below illustrates our Burn Rate and Overhang under our 2022 Plan for the past three fiscal years with details of each calculation noted below the table.

	2023	2022
Burn Rate(1)	1.0%	14.5%
Overhang(2)	12.5%	18.9%

____________

(1)      Burn Rate is (number of shares subject to equity awards granted during a fiscal year)/(total common shares outstanding for that fiscal year).

(2)      Overhang is (number of shares subject to outstanding awards at the end of a fiscal year + number of shares available for new awards under incentive plan)/(number of shares subject to outstanding awards at the end of the fiscal year + number of shares available for new awards under incentive plan + total common shares outstanding for that fiscal year).

Text of the Amendment

The proposed 2022 Plan Amendment is attached hereto as Annex C. The proposed 2022 Plan Amendment increases the shares reserved for issuance of awards under the 2022 Plan by 2,000,000 shares to 4,604,550 shares and amends the “evergreen provision” such that the number of shares of Common Stock available for issuance each year will be equal to 20% of: (i) the shares of Common Stock outstanding at December 31 plus; (ii) the shares issuable upon exercise of warrants and pre-funded warrants outstanding at December 31, commencing on January 1, 2025, and on each January 1 thereafter.

As of June 6, 2024, we have 119,550 shares of Common Stock available for future issuance under the 2022 Plan (not including future increases under the 2022 Plan’s current evergreen provision).We do not believe that the number of awards remaining available for grant under the 2022 Plan is sufficient to enable us to retain and recruit employees, officers, non-employee directors and other individual service providers, and aligning and increasing their interests in our success. We estimate that with the 2022 Plan Amendment, we will have a sufficient number of shares of Common Stock to cover issuances under the 2022 Plan through the end of 2025.

In the event that our stockholders do not approve this proposal, the 2022 Plan Amendment will not become effective and awards will continue to be made under the 2022 Plan to the limited extent that there are available shares of our Common Stock to do so.

Summary of the 2022 Plan

The Company adopted the Cadrenal Therapeutics, Inc. 2022 Equity Incentive Plan, (the “Initial Plan”) on July 11, 2022, which was later amended and restated on October 16, 2022, for purposes of clarifying the application of certain of the rules of the Initial Plan to awards approved before such amendment and restatement of the Initial Plan and to facilitate the transition to the 2022 Plan for the issuance and approval of awards after consummation of our initial public offering. On October 16, 2022, the Board adopted and the Company’s stockholders approved the 2022 Plan, which is a successor to and continuation of the Initial Plan. The 2022 Plan became effective on January 19, 2023, upon effectiveness of the Registration Statement at which time it replaced the Initial Plan, except with respect to awards outstanding under the Initial Plan. No further awards are available for grant under the Initial Plan.

The shares of Common Stock underlying any awards under the 2022 Plan and the Initial Plan that are forfeited, canceled or otherwise terminated, other than by exercise, will be added back to the shares of Common Stock available for issuance under the 2022 Plan. In addition, if any shares subject to an award under the 2022 Plan and the Initial Plan are tendered or withheld by the Company to satisfy any exercise price or tax withholding obligation, such tendered or withheld shares will be added back to the shares of Common Stock available for issuance under the 2022 Plan.

Shares of Common Stock repurchased on the open market will not be added back to the shares of Common Stock available for issuance under the 2022 Plan. The principal purpose of the 2022 Plan is to attract, retain and incentivize the Company’s employees and other service providers through the granting of certain stock-based awards, including performance-based awards. The material terms of the 2022 Plan are summarized below.

Administration

The 2022 Plan vests broad powers in a committee to administer and interpret the 2022 Plan. Our board of directors has initially designated the compensation committee to administer the 2022 Plan. Except when limited by the terms of the 2022 Plan, the compensation committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and term of awards; establish performance objectives and conditions for earning awards; determine whether such performance objectives and conditions have been met; and accelerate the vesting or exercisability of an award. In its discretion, the compensation committee may delegate all or part of its authority and duties with respect to granting awards to one or more of our officers, subject to certain limitations and provided applicable law so permits.

Our board of directors may amend, alter or discontinue the 2022 Plan and the compensation committee is able to amend any outstanding award at any time; provided, however, that no such amendment or termination may adversely affect awards then outstanding without the holder’s permission. In addition, any amendments seeking to increase the total number of shares reserved for issuance under the 2022 Plan or modifying the classes of participants eligible to receive awards under the 2022 Plan requires ratification by our stockholders in accordance with applicable law. Additionally, as described more fully below, neither the compensation committee nor the board of directors is permitted to reprice outstanding options or stock appreciation rights without shareholder consent.

Eligibility

Any of our employees, directors, and consultants, or those of our affiliates, are eligible to participate in the 2022 Plan and may be selected by the compensation committee to receive an award.

Vesting

The compensation committee determines the vesting conditions for awards. These conditions may include the continued employment or service of the participant, the attainment of specific individual or corporate performance goals, or other factors as determined in the compensation committee’s discretion (collectively, “Vesting Conditions”).

Shares of Stock Available for Issuance

Subject to certain adjustments, as of the date of this Annual Report, the maximum number of shares of Common Stock that were originally available to be issued under the 2022 Plan in connection with awards was 1,910,000 shares, consisting of (i) the 760,000 shares of Common Stock that were reserved and available for issuance pursuant to the grant of new awards under our Initial Plan as of January 19, 2023, and (ii) the 1,150,000 shares that were subject to outstanding stock options or other awards granted under our Initial Plan or the 2022 Plan as of January 19, 2023 that terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash; are forfeited because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price, if any, as such shares become available from time to time. In addition, the maximum number of shares of Common Stock that may be issued under the 2022 Plan as currently adopted will automatically increase on January 1 of each calendar year for a period of ten years commencing on January 1, 2024 and ending on (and including) January 1, 2033, to a number of shares of Common Stock equal to 20% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year (and if this Proposal is adopted the number of shares of Common Stock available for issuance each year will be equal to 20% of: (i) the shares of Common Stock outstanding at December 31 plus; (ii) the shares issuable upon exercise of warrants and pre-funded warrants outstanding at December 31); provided, however that the board of directors, or the compensation committee, may act prior to January 1 of a given calendar year to provide that the increase for such year will be a lesser number of shares of Common Stock. On January 1, 2024, the shares available under the 2022 Plan increased by 694,550 shares to a maximum of 2,604,550 shares. As of June 6, 2024, there are 119,550 shares available for future issuance under the 2022 Plan. All available shares may be utilized toward the grant of any type of award under the 2022 Plan. The 2022 Plan imposes a $100,000 limitation on the total grant date fair value with respect to which incentive stock options are exercisable for the first time by an individual optionee during any single calendar year.

In the event of any merger, consolidation, sale or disposition of all or substantially all our assets, sale or disposition of at least 50% of our outstanding securities, or other similar corporate transaction that affects our Common Stock, the board of directors or compensation committee shall make adjustments to the number and kind of shares authorized by the 2022 Plan and covered under outstanding 2022 Plan awards as it determines appropriate and equitable.

Shares subject to 2022 Plan awards that expire without being fully exercised or that are otherwise forfeited, cancelled or terminated may again be made available for issuance under the 2022 Plan. In addition, shares withheld in settlement of a tax withholding obligation, or in satisfaction of the exercise price payable upon exercise of an option, will again become available for issuance under the 2022 Plan.

Types of Awards

The following types of awards may be granted to participants under the 2022 Plan: (i) incentive stock options, or ISOs; (ii) nonqualified stock options, or NQOs and together with ISOs, options, (iii) stock appreciation rights, (iv) restricted stock, or (v) restricted stock units.

Stock Options.    An option entitles the holder to purchase from us a stated number of shares of Common Stock. An ISO may only be granted to an employee of ours or our eligible affiliates. The compensation committee will specify the number of shares of Common Stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date the option is granted. Notwithstanding the foregoing, if ISOs are granted to any 10% stockholder, the exercise price shall not be less than 110% of the fair market value of Common Stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The compensation committee may, in its sole discretion, permit payment of the exercise price of an option pursuant to a “cashless exercise,” in the form of previously owned shares of Common Stock based on the fair market value of the shares on the date the option is exercised, or through means of “net settlement,” which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option or by such other means as it deems acceptable.

All options shall be or become exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the compensation committee on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of Common Stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Stock Appreciation Rights.    A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of Common Stock over a particular time period. The base price of a stock appreciation right shall not be less than the fair market value of a share of Common Stock on the date the stock appreciation right is granted. This award is intended to mirror the benefit the participant would have received if the compensation committee had granted the participant an option. The maximum term of a stock appreciation right shall be determined by the compensation committee on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may be made in cash, shares of Common Stock, or a combination of both, at the board of director’s discretion.

Unless otherwise provided in an award agreement or determined by the compensation committee, if a participant terminates employment with us (or our affiliates) for any reason other than cause, the participant may exercise his or her unexercised options and stock appreciation rights, to the extent they were exercisable on the termination date, within the following period of time, provided however that in no event may any award be exercised after termination of its maximum term: (i) three months following the date of such termination if such termination is a termination without cause (other than any termination due to the participant’s disability or death); (ii) 12 months following the date of such termination if such termination is due to the participant’s disability; (iii) 18 months following the date of such termination if such termination is due to the participant’s death; or (iv) 18 months following the date of the participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable. If the participant terminates employment with us (or our affiliates) for cause, all unexercised options and stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date. Unless otherwise provided by the compensation committee, any options and stock appreciation rights that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Restricted Stock.    A restricted stock award is a grant of shares of Common Stock, which are subject to forfeiture restrictions during a restriction period. The compensation committee will determine the price, if any, to be paid by the participant for each share of Common Stock subject to a restricted stock award. The restricted stock may be subject to Vesting Conditions. If the specified Vesting Conditions are not attained, the participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying Common Stock will be forfeited to us. At the end of the restriction period, if the Vesting Conditions have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares. Unless otherwise provided in an award agreement or determined by the compensation committee, upon termination a participant will forfeit all restricted stock that then remains subject to forfeiture restrictions.

Restricted Stock Units.    Restricted stock units are granted in reference to a specified number of shares of Common Stock and entitle the holder to receive, on the achievement of applicable Vesting Conditions, shares of Common Stock. Unless otherwise provided in an award agreement or determined by the compensation committee, upon termination a participant will forfeit all restricted stock units that then remain subject to forfeiture.

Change of Control

In the event of a change of control, unless otherwise provided in a grant agreement, employment agreement or other agreement between the Company and the participant, and unless otherwise determined by an affirmative vote of a majority of the board of directors prior to the occurrence of such change of control: (i) the vesting and settlement of all outstanding awards to non-employee directors will be automatically accelerated and the shares immediately issued to the participant (or the Board may direct the payment of a cash settlement equal to the fair market value of the shares that would otherwise be issued to the participant); (ii) the settlement of vested awards to employees and consultants will automatically be accelerated and the shares immediately issued to the participant; and (iii) unvested awards to employees and consultants shall be terminated and forfeited unless the acquiring entity assumes, continues or substitutes any such awards. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A of the Code, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the unvested awards to employees and consultants upon a Change of Control, or direct the payment of a cash settlement equal to the fair market value of the shares that would otherwise be issued to the participant).

Repricing

Neither our board of directors nor the compensation committee may reduce the exercise price in effect for outstanding options under the 2022 Plan without obtaining the consent of any participant whose award would be materially impaired by such action.

Miscellaneous

Generally, awards granted under the 2022 Plan shall be nontransferable except by will or by the laws of descent and distribution. No participant shall have any rights as a stockholder with respect to shares covered by options or restricted stock units, unless and until such awards are settled in shares of Common Stock. Our obligation to issue shares or to otherwise make payments in respect of 2022 Plan awards will be conditioned on our ability to do so in compliance with all applicable laws and exchange listing requirements. The awards will be subject to our recoupment and stock ownership policies, as may be in effect from time to time. The 2022 Plan expires 10 years after it becomes effective.

New Plan Benefits

The grant of options and other awards under the 2022 Plan is discretionary, and we cannot determine now the number or type of options or other awards to be granted in the future to any particular person or group other than the anticipated annual director grants.

Since it is not possible to determine the exact number of awards that will be granted under the 2022 Plan, the awards granted during fiscal 2023 under the 2022 Plan are set forth in the following table.

Name and position	Dollar Value	Number of Shares Underlying Options Granted
Quang Pham, Chief Executive Officer	—	—
Matthew Szot, Chief Financial Officer	$160,000	50,000
Douglas Losordo, Chief Medical Officer	—	—
All Current Executive Officers as a Group	$160,000	50,000
All Current Non-employee Directors as a Group	$57,000	75,000
All Current Non-Executive Officer Employees as a Group	—	—

Material U.S. Federal Income Tax Treatment of Options and Awards

The following is a summary of the effect of U.S. federal income taxation on the participants in the 2022 Plan and the Company. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Incentive Stock Options (“ISO”)

An ISO results in neither taxable income to the optionee, nor a deduction to the Company at the time it is granted or exercised. If the optionee holds the stock received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include the income, as ordinary compensation for the year of the disposition, in an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation, subject to the limitations of Section 162(m) of the Code. The optionee’s tax basis in the shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options (“NSO”)

A NSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising a NSO will, at that time, realize taxable compensation in the amount of the excess of the then market value of the shares over the option price. Subject to the applicable provisions of the Code, including the limitations of Section 162(m), a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in shares received upon exercise is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise.

Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term gain (or loss), depending upon the holding period of the shares.

If a NSO is exercised by tendering previously owned shares of the Company’s Common Stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights (“SAR”)

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted.

If the grantee receives the appreciation inherent in the SAR (change in stock price plus dividends from grant date to settlement date) in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If the grantee receives the appreciation inherent in the SAR in stock, the value of the stock received is taxable as ordinary income at the fair market value of the stock.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement, subject to the limitations of Section 162(m) of the Code.

Restricted Stock Awards/Performance Stock Awards

No income will be recognized at the time of grant by the recipient of a restricted stock award or performance stock award while such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock awarded will constitute ordinary income to the employee. Subject to the applicable limitations of Section 162(m), a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the recipient.

Other Awards

In the case of an award of RSUs, performance awards, dividend equivalents or dividend equivalent units or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized, subject to the limitations of Section 162(m) of the Code.

Market Price of Shares

The closing price of our Common Stock, as reported on Nasdaq on June 7, 2024, was $0.47.

The following table provides information with respect to our compensation plans under which equity compensation was authorized as of December 31, 2023.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Equity Compensation Plan Options	Weighted- Average Exercise Price of Outstanding Equity Compensation Plan Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,175,000	$0.86	685,000
Equity compensation plans not approved by security holders	—	—	—
Total	1,175,000	$0.86	685,000

Interests of Directors and Executive Officers

Our directors and executive officers have substantial interests in the matters set forth in this proposal since equity awards may be granted to them under the 2022 Plan.

Vote Required

To be approved, the 2022 Plan Amendment must receive the affirmative vote of a majority of the shares present or represented by proxy at the 2024 Annual Meeting and entitled to vote on the proposal. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on this proposal because it is a non-routine matter for which they are not entitled to vote without instructions on how to vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE CADRENAL THERAPEUTICS, INC. 2022 SUCCESSOR EQUITY INCENTIVE PLAN.

PROPOSAL 6

APPROVAL OF THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that if the number of shares of our Common Stock outstanding and entitled to vote at the 2024 Annual Meeting is insufficient to approve the Reverse Stock Split Proposal, the Authorized Increase Proposal and/or the 2022 Plan Amendment Proposal it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal, the Authorized Increase Proposal and/or the 2022 Plan Amendment Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the 2024 Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the 2024 Annual Meeting, and any adjourned session of the 2024 Annual Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal, the Authorized Increase Proposal and/or the 2022 Plan Amendment Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that holders of a majority of the number of votes cast will vote against the Reverse Stock Split Proposal, the Authorized Increase Proposal and/or the 2022 Plan Amendment Proposal, we could adjourn or postpone the 2024 Annual Meeting without a vote on the Reverse Stock Split Proposal, the Authorized Increase Proposal and/or the 2022 Plan Amendment Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal, the Authorized Increase Proposal and/or the 2022 Plan Amendment Proposal.

Vote Required

To be approved, the Adjournment Proposal must receive the affirmative vote of a majority of the shares present or represented by proxy at the 2024 Annual Meeting and entitled to vote on the proposal. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE
ADJOURNMENT PROPOSAL.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Below is certain information regarding our executive officers who are not directors.

Name	Age	Position(s)	Served as an Officer Since
Matthew Szot	49	Chief Financial Officer	2022
Douglas Losordo	64	Chief Medical Officer	2022
Jeffrey Cole	56	Chief Operating Officer	2024

Matthew Szot, Chief Financial Officer

Matthew Szot has served as our Chief Financial Officer since May 2022. From March 2010 to November 2021, Mr. Szot served as Executive Vice President and Chief Financial Officer of S&W Seed Company, a Nasdaq-listed agricultural seed biotechnology company. Since September 2020, Mr. Szot has served on the Board of Directors and as Chairman of the Audit and Compensation Committees of INVO Bioscience, Inc., a Nasdaq-listed commercial-stage fertility company. He also serves on the Board of Directors and as Chairman of the Audit Committee of SenesTech, Inc., a Nasdaq-listed life science company with next-generation technologies for managing animal pest populations through fertility control. From June 2018 to August 2019, Mr. Szot served on the Board of Directors and as Chairman of the Audit Committee of Eastside Distilling, a Nasdaq-listed craft spirits company. From 2007 until 2011, Mr. Szot served as the Chief Financial Officer for Cardiff Partners, LLC, a strategic consulting company that provided executive financial services to various publicly traded and privately held companies. From 2003 to 2006, he served as Chief Financial Officer of Rip Curl, Inc., a market leader In wetsuit and action sports apparel products. From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG in the San Diego and Chicago offices and served as an Audit Manager for various publicly traded companies. Mr. Szot graduated from the University of Illinois, Champaign-Urbana with a BS in Agricultural Economics/Accountancy. He is a Certified Public Accountant in the State of California. Mr. Szot brings a wealth of knowledge in mergers and acquisitions, corporate strategy, equity and debt financings, corporate governance, SEC reporting and compliance, and developing and implementing financial and operational workflows and process improvements. He also has extensive experience in international operations, joint ventures, and technology license agreements.

Douglas Losordo, M.D., Chief Medical Officer

Douglas Losordo has served as our Chief Medical Officer since August 8, 2022. Dr. Losordo has worked in the biotech industry developing cell-based therapies for over twenty years. Since February 2021, he has served on the Board of Directors of Longeveron Inc., a clinical-stage biotechnology company developing cellular therapies for aging-related and life-threatening conditions. Dr. Losordo also served as Global Head Clinical Development and Operations of American Regent, Inc., a clinical development pharmaceutical company from June 2021 until August 2022. Prior thereto he served as Chief Medical Officer of KBP Biosciences Co., Ltd., a biotechnology research and development company, from November 2020 until June 2021 and as Executive Vice President, Global Head of Research and Development, Chief Medical Officer of Caladrius Biosciences, a clinical-stage biopharmaceutical company dedicated to the development of cellular therapies designed to reverse chronic disease, from August 2013 until November 2020. Dr. Losordo has extensive knowledge of clinical, regulatory, manufacturing, supply chain and commercial factors unique to cellular therapy technologies as a result of his prior industry experience. Dr. Losordo also previously served as a Professor of Medicine at NYU Langone Medical Center and Northwestern University’s Feinberg School of Medicine. He received his MD from the University of Vermont College of Medicine, and his B.A. in Zoology from the University of Vermont.

Jeffrey Cole, Chief Operating Officer

Jeffrey Cole has served as our Chief Operating Officer since February 6, 2024. Mr. Cole brings over 25 years of experience in global pharmaceutical manufacturing and commercial operations, finance, and corporate development. He has served as a consultant to the Company since November 2023. Since August 2010, Mr. Cole has served as Principal of J. Scott Capital, LLC, a firm that provides executive and capital resources to emerging growth life science organizations, where he also provided consulting services to the Company from July 2022 to July 2023. From March 2015 to July 2020, he served as President, Chief Financial Officer and co-founder of Espero BioPharma, Inc. (“Espero”), where he also served as a director from April 2016 until August 2018. From August 2010 to February 2015, he served as President and co-founder of MarcasUSA, LLC, a marketer and distributor of over-the-counter pharmaceuticals.

From May 2008 to August 2010, Mr. Cole was Chief Financial Officer of Legacy Pharmaceuticals International GmbH, a global contract manufacturing organization, and founding President of its generic pharmaceuticals subsidiary Solco Healthcare U.S., Inc. From February 2002 to May 2008, Mr. Cole held various executive positions at Valeant Pharmaceuticals International, Inc. (now Bausch Health Companies), including General Manager, Vice President of Corporate Development, and Chief Financial Officer for North America. Prior to the pharmaceutical industry, Mr. Cole worked in the technology industry from January 2000 to January 2002. Mr. Cole also served as Principal in the Financial Management Consulting practice at PricewaterhouseCoopers from July 1994 to January 2000. Mr. Cole holds an MBA with honors from the University of Michigan and a BS in accounting from the University of Southern California.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2023, which consist of our principal executive officer and the next most highly compensated executive officers, are:

•        Quang Pham, Chairman and Chief Executive Officer

•        Matthew Szot, Chief Financial Officer

•        Douglas Losordo, Chief Medical Officer

Summary Compensation Table

The following table shows compensation awarded to or earned by our named executive officers, for the fiscal year ended December 31, 2023 and period from January 25, 2022 (inception) through December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Award ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Quang Pham	2023	$662,500	$292,950	—	$—	$—	$11,550	(3)	$967,000
Chief Executive Officer(6)	2022	$350,000	$337,500	—	$—	$—	$128,723	(3)	$816,223

Matthew Szot	2023	$377,180	$184,053	$250,000	$—	$—	$33,657	(4)	$844,890
Chief Financial Officer(7)	2022	—	$187,500	—	$—	$—	$172,105	(4)	$359,605

Douglas Losordo	2023	$401,026	$119,128	—	$—	$—	$8,536	(5)	$528,690
Chief Medical Officer(8)	2022	—	—	—	$625,200	$—	$23,360	(5)	$648,560

____________

(1)      Bonuses for 2023 were accrued as of December 31, 2023, but such bonuses were paid in February 2024. Bonuses for 2022 were accrued as of December 31, 2022, but such bonuses were paid in February 2023.

(2)      In accordance with SEC rules, this column reflects the aggregate fair value of the stock and option awards granted as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). The valuation assumptions used in determining such amounts are described in Note 1 and Note 10 to our audited financial statements included elsewhere in our Annual Report for the year ended December 31, 2023. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers upon vesting or exercise of such awards.

(3)      All other compensation for Mr. Pham in 2023 included $11,550 of 401K employer match contributions. All other compensation for Mr. Pham in 2022 included $115,000 of accrued consulting fees due to Phamace, LLC, a consulting firm of which Quang Pham, our Chief Executive Officer, is the sole member. Other compensation also included $13,723 for the cost of his monthly premiums for health insurance.

(4)      All other compensation for Mr. Szot in 2023 included $12,888 of 401K employer match contributions and $20,769 of consulting fees prior to the Company’s IPO. All other compensation for Mr. Szot in 2022 represents Mr. Szot’s monthly consulting fee of $22,500 from May 17, 2022 through December 31, 2022 plus $2,836 of premiums for health insurance.

(5)      All other compensation for Dr. Losordo in 2023 included $8,536 of 401K employer match contributions. All other compensation for 2022 represents Dr. Losordo’s consulting fees from August 8, 2022 through December 31, 2022.

(6)      Mr. Pham became our Chief Executive Officer on January 25, 2022 (inception).

(7)      Mr. Szot became our Chief Financial Officer on May 17, 2022.

(8)      Dr. Losordo became our Chief Medical Officer on August 8, 2022.

Agreements with Our Named Executive Officers

Quang Pham Employment Agreement

We entered into an employment agreement with Quang Pham, our Chief Executive Officer, on March 1, 2022. Mr. Pham’s employment is at-will. Mr. Pham’s annual base salary pursuant to the employment agreement was initially $420,000, which increased to $675,000 upon the completion of our initial public offering. On January 1, 2024, his salary was increased to $708,750. Mr. Pham is eligible for an annual target bonus of up to 50% of his base salary, with the actual amount of the bonus, if any, based upon the achievement by Mr. Pham and us of the applicable performance targets and goals as set by our board of directors or our compensation committee, with individual performance targets determined in consultation with Mr. Pham.

Pursuant to Mr. Pham’s employment agreement, we will need to provide 90 days’ written notice to terminate his employment without cause. If Mr. Pham resigns for Good Reason, as such term is defined in the employment agreement, or is terminated without cause (as such terms are defined below), he is entitled to (i) a lump sum payment equal to 24 months of his base salary, (ii) a lump sum payment equal to his target bonus for the calendar year in which his termination date occurs, (iii) full acceleration of any outstanding equity or equity-based awards that he has with respect to us or any of our affiliates as of his termination date, (iv) extension of exercisability for the full term of any stock option, and (v) payment of his full COBRA premiums for 24 months following his termination date, if applicable conditions are met.

Mr. Pham is required to provide us 90 days’ written notice of the condition that qualifies as a Good Reason for his resignation and we will have 30 days from receipt of such notice to remedy such condition. If Mr. Pham fails to provide the required notice such that we have the opportunity to cure the condition prior to his resignation, or if he resigns more than nine months after the initial existence of the condition, his resignation shall not be deemed for Good Reason.

If we terminate Mr. Pham’s employment for Cause, as such term is defined in the employment agreement, or if Mr. Pham voluntarily terminates his employment without Good Reason upon 30 days written notice to us, Mr. Pham shall be entitled to receive Accrued Obligations, as such term is defined in the employment agreement and which includes earned, but unpaid, base salary, accrued, but unused, vacation, and vested benefits, as of the date of termination.

Pursuant to Mr. Pham’s employment agreement, if his employment is terminated due to his death or disability (as defined in the employment agreement), he is entitled to (i) a lump sum payment equal to twelve months of his base salary, (ii) full acceleration of any outstanding equity or equity-based awards that he has with respect to us or any of our affiliates as of his termination date, and (iii) Accrued Obligations.

Matthew Szot Employment Agreement

Upon completion of the initial public offering, we entered into an employment agreement with Matthew Szot, our Chief Financial Officer, dated January 24, 2023. He initially received an annual salary of $375,000, which was increased to $415,000 effective June 1, 2023, and was increased to $435,750 on January 1, 2024. Mr. Szot is eligible for an annual target bonus of up to 50% of his base salary, with the actual amount of the bonus, if any, based upon the achievement of Mr. Szot and us of the applicable performance targets and goals as set by our board of directors.

Pursuant to Mr. Szot’s employment agreement, we will need to provide 90 days’ written notice to terminate his employment without Cause, as such term is defined in the employment agreement. If Mr. Szot resigns for Good Reason, as such term is defined in the employment agreement, or is terminated without Cause, unrelated to a Change of Control, as such term is defined in the employment agreement, he is entitled to (i) continuation of his base salary in effect immediately prior to termination for a period of 12 months, (ii) a lump sum payment equal to his target bonus for the calendar year in which his termination date occurs, (iii) full acceleration of any outstanding equity or equity-based awards as of his termination date, (iv) extension of exercisability for the full term of any stock option, and (v) payment of his full COBRA premiums for 12 months following his termination date, if applicable conditions are met.

Mr. Szot will be required to provide us 90 days’ written notice of the condition that qualifies as a Good Reason for his resignation and we will have 30 days from receipt of such notice to remedy such condition. If Mr. Szot fails to provide the required notice such that we do not have the opportunity to cure the condition prior to his resignation, or if he resigns more than nine months after the initial existence of the condition, his resignation shall not be deemed for Good Reason.

If at any time during a Change of Control Period, as such term is defined in the employment agreement, Mr. Szot’s employment is terminated without Cause or Mr. Szot resigns for Good Reason, he is entitled to: (i) a lump sum payment equal to 12 months of his base salary in effect immediately prior to termination plus his target bonus for the fiscal year in which his termination date occurs; (ii) full acceleration of any outstanding equity or equity-based awards as of his termination date; (iii) extension of exercisability for the full term of any stock option; and payment of his full COBRA premiums for 12 months following his termination date, if applicable conditions are met.

If we terminate Mr. Szot’s employment for Cause, or if Mr. Szot voluntarily terminates his employment without Good Reason upon 30 days written notice to us, Mr. Szot shall be entitled to receive Accrued Obligations, as such term is defined in the employment agreement, as of the date of termination.

Pursuant to Mr. Szot’s employment agreement, if his employment is terminated due to his death or Disability (as defined in the employment agreement), he is entitled to (i) a lump sum payment equal to twelve months of his base salary, (ii) full acceleration of any outstanding equity or equity-based awards that he has with respect to us or any of our affiliates as of his termination date; and (iii) Accrued Obligations.

Douglas Losordo Employment Agreement

Upon completion of the initial public offering, we entered into an employment agreement with Douglas Losordo, effective January 24, 2023. Under the employment agreement, Dr. Losordo continues to serve as our Chief Medical Officer. He initially received an annual base salary of $425,000, which was increased to $435,625 effective January 1, 2024, with an annual targeted cash bonus of 40% of his base salary.

Pursuant to Dr. Losordo’s employment agreement, we need to provide 90 days’ written notice to terminate his employment without Cause, as such term is defined in the employment agreement. If Dr. Losordo resigns for Good Reason, as such term is defined in the employment agreement, or is terminated without Cause, unrelated to a Change of Control, as such term is defined in the employment agreement, he is entitled to (i) continuation of his base salary in effect immediately prior to termination for a period of 6 months, (ii) a lump sum payment equal to 50% of his target bonus for the calendar year in which his termination date occurs, (iii) full acceleration of any outstanding equity or equity-based awards as of his termination date, (iv) extension of exercisability for the full term of any stock option, and (v) payment of his full COBRA premiums for 6 months following his termination date, if applicable conditions are met.

Dr. Losordo will be required to provide us 90 days’ written notice of the condition that qualifies as a Good Reason for his resignation and we will have 30 days from receipt of such notice to remedy such condition. If Dr. Losordo fails to provide the required notice such that we do not have the opportunity to cure the condition prior to his resignation, or if he resigns more than nine months after the initial existence of the condition, his resignation shall not be deemed for Good Reason.

If at any time during a Change of Control Period, as such term is defined in the employment agreement, Dr. Losordo’s employment is terminated without Cause or Dr. Losordo resigns for Good Reason, he is entitled to: (i) a lump sum payment equal to 12 months of his base salary in effect immediately prior to termination plus his target bonus for the fiscal year in which his termination date occurs; (ii) full acceleration of any outstanding equity or equity-based awards as of his termination date, (iii) extension of exercisability for the full term of any stock option; and (iv) payment of his full COBRA premiums for 12 months following his termination date, if applicable conditions are met.

If we terminate Dr. Losordo’s employment for Cause, or if Dr. Losordo voluntarily terminates his employment without Good Reason upon 30 days written notice to us, Dr. Losordo shall be entitled to receive Accrued Obligations, as such term is defined in the employment agreement, as of the date of termination.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning the number of shares of Common Stock underlying outstanding equity incentive awards for each of our named executive officers as of December 31, 2023:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock not yet Vested (#)	Market Value of Shares or Units not yet Vested ($)
Douglas Losordo	08/18/2022(1)	125,000	175,000	0.64	08/17/2032	—	—

____________

(1)      These options vest quarterly over a period of three years commencing October 1, 2022.

Equity Incentive Plans

2022 Successor Equity Incentive Plan

In October 2022, the Board adopted, and our stockholders approved, the 2022 Plan, as a successor to and continuation of the Initial Plan, which became effective on January 19, 2023, upon the effectiveness of the Registration Statement. All outstanding awards under the Initial Plan remain outstanding but no further grants will be made under the Initial Plan. The shares of Common Stock underlying any awards under the 2022 Plan and the Initial Plan that are forfeited, canceled or otherwise terminated, other than by exercise, will be added back to the shares of Common Stock available for issuance under the 2022 Plan. In addition, if any shares subject to an award under the 2022 Plan and the Initial Plan are tendered or withheld by the Company to satisfy any exercise price or tax withholding obligation, such tendered or withheld shares will be added back to the shares of Common Stock available for issuance under the 2022 Plan. Shares of Common Stock repurchased on the open market will not be added back to the shares of Common Stock available for issuance under the 2022 Plan. The principal purpose of the 2022 Plan is to attract, retain and incentivize the Company’s employees and other service providers through the granting of certain stock-based awards, including performance-based awards. The material terms of the 2022 Plan are summarized in Proposal 5 under the heading “Summary of the 2022 Plan.”

2022 Initial Equity Incentive Plan

We adopted the Initial Plan on July 11, 2022, which was later amended and restated on October 16, 2022, for purposes of clarifying the application of certain of the rules of the Initial Plan to awards approved before such amendment and restatement of the Initial Plan and to facilitate the transition to the Cadrenal Therapeutics, Inc. 2022 Successor Equity Incentive Plan (the “Successor Plan”) for the issuance and approval of awards. The principal provisions of the Initial Plan are summarized below. On October 16, 2022, the Board adopted, and our stockholders approved, the Cadrenal Therapeutics, Inc. 2022 Plan, as a successor to and continuation of the Initial Plan, which became effective on January 19, 2023. The 2022 Plan replaced the Initial Plan, except with respect to awards outstanding under the Initial Plan, and no further awards will be available for grant under the Initial Plan.

Administration

The Initial Plan vested broad powers in a committee to administer and interpret the Initial Plan. Our board of directors was initially designated to administer the Initial Plan. Except when limited by the terms of the Initial Plan, our board of directors has the authority to, among other things, accelerate the vesting or exercisability of an award.

Our board of directors may amend any outstanding award at any time; provided, however, that no such amendment or termination may adversely affect awards then outstanding without the holder’s permission. Additionally, as described more fully below, neither the board of directors nor any committee designated to administer the Initial Plan, or the Administrator, is permitted to reprice outstanding options or stock appreciation rights without shareholder consent.

Vesting

The Administrator determines the vesting conditions for awards. These conditions may include the continued employment or service of the participant, the attainment of specific individual or corporate performance goals, or other factors as determined in the Administrator’s discretion (collectively, “Vesting Conditions”).

Shares Subject to the Initial Plan

All outstanding awards under the Initial Plan remain outstanding but no further grants will be made under the Initial Plan.

In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends), or other similar corporate event or transaction that affects our Common Stock, the Administrator shall make adjustments to the number and kind of shares covered under outstanding Initial Plan awards as it determines appropriate and equitable.

Shares subject to Initial Plan awards that expire without being fully exercised or that are otherwise forfeited, canceled, or terminated may be made available for issuance under the 2022 Plan. In addition, shares withheld in settlement of a tax withholding obligation, or in satisfaction of the exercise price payable upon exercise of an option, will become available for issuance under the 2022 Plan.

Change of Control

In the event of a change of control, unless otherwise provided in a grant agreement, employment agreement or other agreement between the Company and the participant, and unless otherwise determined by an affirmative vote of a majority of the board of directors prior to the occurrence of such change of control: (i) all outstanding stock options and stock appreciation rights which have been outstanding for at least six months shall become exercisable in full, whether or not otherwise exercisable at such time, and any such stock option and stock appreciation right shall remain exercisable in full thereafter until it expires pursuant to its terms; and (ii) all restrictions and deferral limitations contained in restricted stock and restricted stock unit awards granted under the Initial Plan shall lapse and the shares of stock subject to such awards shall be distributed to the participant within thirty (30) days of the change of control to the extent permitted under Section 409A of the Code.

Repricing

The Administrator cannot, without obtaining prior approval of our stockholders, reduce the exercise price in effect for outstanding options under the Initial Plan.

Miscellaneous

Generally, awards granted under the Initial Plan shall be nontransferable except by will or by the laws of descent and distribution. No participant shall have any rights as a stockholder with respect to shares covered by options or restricted stock units, unless and until such awards are settled in shares of Common Stock. The Company’s obligation to issue shares or to otherwise make payments in respect of Initial Plan awards will be conditioned on the Company’s ability to do so in compliance with all applicable laws and exchange listing requirements. The awards will be subject to our recoupment and stock ownership policies, as may be in effect from time to time.

Clawback Policy

The Board has adopted a clawback policy which allows us to recover performance-based compensation, whether cash or equity, from a current or former executive officer in the event of an Accounting Restatement. The clawback policy defines an Accounting Restatement as an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws. Under such policy, we may recoup incentive-based compensation previously received by an executive officer that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts in the Accounting Restatement.

The Board has the sole discretion to determine the form and timing of the recovery, which may include repayment, forfeiture and/or an adjustment to future performance-based compensation payouts or awards. The remedies under the clawback policy are in addition to, and not in lieu of, any legal and equitable claims available to the Company. The clawback policy is annexed to our Annual Report on Form 10-K for the year ended December 31, 2023 as an exhibit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of June 6, 2024, by:

•        each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

•        each of the named executive officers;

•        each of our directors and director; and

•        all of our current executive officers and directors as a group

As of June 6, 2024, we had 16,008,469 shares of Common Stock outstanding, held by approximately 28 stockholders of record. This number does not include stockholders for whom shares are held in a “nominee” or “street” name.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.

We have based our calculation of the percentage of beneficial ownership on 16,008,469 shares of our Common Stock outstanding as of June 6, 2024. We have deemed shares of our Common Stock subject to securities that are currently convertible or exercisable into shares of Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of June 6, 2024, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Cadrenal Therapeutics, Inc., 822 A1A North, Suite 306, Ponte Vedra, Florida 32082.

Name of Beneficial Owner	Shares Beneficially Owned		Percentage
Named Executive Officers and Directors
Quang Pham	6,275,000	(1)	39.20%
Matthew Szot	500,000	(2)	3.12%
Douglas Losordo	200,000	(3)	1.23%
John Murphy	739,794	(4)	4.59%
Steven Zelenkofske	131,668	(5)	*
Glynn Wilson	120,001	(6)	*
Robert Lisicki	54,167	(7)	*
All current executive officers and directors as a group (8 persons)	8,070,630		48.62%

5% Stockholders other than executive officers and directors
The PVBQ Living Trust	3,000,000	(1)	18.74%
Armistice Capital Master Fund Ltd	1,399,384	(8)	8.74%

____________

*        Represents beneficial ownership of less than one percent.

(1)      Includes (i) 3,275,000 shares of Common Stock owned by Quang Pham; and (ii) 3,000,000 shares of Common Stock owned by The PVBQ Living Trust. The beneficiary of The PVBQ Living Trust (the “Trust”) is Mr. Pham’s child and Mr. Pham is the trustee of the Trust and has sole voting and disposition power with respect to the shares owned by the Trust. The address for the Trust is 822 A1A North, Suite 306, Ponte Vedra, Florida 32082.

(2)      Consists of 450,000 shares of restricted Common Stock, which shares shall vest quarterly over a period of two (2) years, subject to certain adjustments, and 50,000 shares of Common Stock.

(3)      Includes 200,000 shares of Common Stock issuable upon the exercise of options held by Dr. Losordo that are exercisable within the 60-day period following June 6, 2024.

(4)      Includes: (i) 614,792 shares of Common Stock; and (ii) 125,002 shares of Common Stock issuable upon the exercise of options held by Mr. Murphy that are exercisable within the 60-day period following June 6, 2024.

(5)      Includes: (i) 40,000 shares of Common Stock; and (ii) 91,668 shares of Common Stock issuable upon the exercise of options held by Dr. Zelenkofske that are exercisable within the 60-day period following June 6, 2024.

(6)      Includes 50,000 shares of Common Stock. And (ii) 70,001 shares of Common Stock issuable upon the exercise of options held Dr. Wilson that are exercisable within the 60-day period following June 6, 2024.

(7)      Represents 54,167 shares of Common Stock issuable upon the exercise of options held by Mr. Lisicki that are exercisable within the 60-day period following June 6, 2024.

(8)      Information for Armistice Capital Master Fund Ltd. (the “Master Fund”) is based upon a Schedule 13G filed with the SEC on February 14, 2024 by Armistice Capital, LLC and Steven Boyd. Does not include 4,285,715 shares of Common Stock issuable upon exercise of Common Warrants. All of the foregoing securities are directly held by the Master Fund, a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. Under the terms of the Common Warrants, Armistice may not exercise the Common Warrants to the extent such exercise would cause Armistice, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised. The address for Armistice is 510 Madison Avenue, New York, New York 10022.

Changes In Control

None.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related-Person Transactions Policy and Procedures

Each of the related party transactions described below was negotiated on an arm’s length basis. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us. The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety. Copies of the forms of the agreements have been filed as exhibits to filings made with the SEC and are available electronically on the website of the SEC at www.sec.gov.

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the section titled “Executive Compensation,” the following is a description of each transaction since January 25, 2022 or any currently proposed transaction in which:

•        we have been or are to be a party to;

•        the amount involved exceeded or exceeds $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years; and

•        any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

For information on our compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, see the section titled “Executive Compensation.”

On January 25, 2022, we entered into an agreement with Phamace, LLC, a consulting firm of which Quang Pham, our Chief Executive Officer, is the sole member, for an initial term of January 25, 2022 through February 28, 2022 to provide advisory and administrative services relating to preparing the Company to launch as an operating company. Pursuant to the agreement, the Company shall pay the sum of $115,000 to Phamace, LLC for services rendered, which was paid in January 2023.

On January 25, 2022, we issued 7,500,000 shares of Common Stock, pursuant to a subscription agreement, to Quang Pham, our Chief Executive Officer. Mr. Pham paid a total of $7,500 for such founders shares.

On March 1, 2022, we issued a convertible promissory note in the amount of $500,000 to John Murphy, a director, which bears interest at 5% and matures on March 1, 2025. The note, as amended in December 2022, converted into 514,792 shares of Common Stock at a conversion price equal to $1.00 upon consummation of the initial public offering.

On May 17, 2022, we issued 450,000 shares of restricted Common Stock, pursuant to a restricted stock purchase agreement, to Matthew Szot, our Chief Financial Officer, which shares shall vest quarterly over a period of two (2) years, subject to certain adjustments, as provided in the Restricted Stock Purchase Agreement dated May 17, 2022.

On July 11, 2022, we issued stock options to purchase an aggregate of 150,000 shares of Common Stock to two (2) directors. The options have an at an exercise price of $0.64 per common share and will vest over a period of three (3) years, with 33.33% vesting on the first anniversary of the effective date, and thereafter 1/36 on a monthly basis.

On August 18, 2022, we issued stock options to purchase 300,000 shares of Common Stock to Douglas Losordo, our Chief Medical Officer. The options have an at an exercise price of $0.64 per common share and will vest quarterly over a period of three (3) years, subject to certain adjustments.

On August 18, 2022, we issued 40,000 shares of Common Stock to Steven Zelenkofske, a director.

On August 22, 2022, we issued a convertible promissory note in the amount of $50,000 to Glynn Wilson, a director, which bears interest at 6% and matures on September 13, 2025. The note was converted into 50,000 shares of Common Stock at a conversion price equal to $1.00 upon consummation of the initial public offering.

On September 16, 2022, we issued 50,000 shares of Common Stock to John Murphy, a director.

On October 3, 2022, the Company issued stock options to purchase 50,000 shares of Common Stock to Glynn Wilson, a director. The options have an exercise price of $5.00 per common share and will vest over a three-year period, with 33.33% vesting on the first anniversary of the effective date, and thereafter 1/36 on a monthly basis.

On January 24, 2023, we issued 50,000 shares of Common Stock to Matthew Szot, our Chief Financial Officer.

On July 23, 2023, we issued stock options to purchase 75,000 shares of Common Stock to Robert Lisicki, a director. The options have an exercise price of $1.20 per common share and will vest over a period of three (3) years, with 33.33% vesting on August 1, 2024, and thereafter 1/36 on a monthly basis.

Our Policy Regarding Related Party Transactions

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Our Board of Directors adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held Common Stock that is listed on Nasdaq. Under the policy:

•        any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by the Audit Committee; and

•        any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the Board of Directors or recommended by the compensation committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•        management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•        management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•        management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with the Securities Act and the Exchange Act and related rules; and

•        management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director, should consider whether such transaction would compromise the director’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, Nasdaq, and the Code.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

ANNUAL REPORT/FORM 10-K

Cadrenal’s 2023 Annual Report is being made available to stockholders concurrently with this Proxy Statement, but which is not part of our proxy solicitation materials, on or about June 17, 2024 at www.proxyvote.com. Copies of the 2023 Annual Report and any amendments thereto, as filed with the SEC, may be obtained without charge by writing to Cadrenal Therapeutics, Inc., 822 A1A North, Suite 306, Ponte Vedra, Florida 32082, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.cadrenal.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Cadrenal stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Cadrenal Therapeutics, Inc., Attention: Corporate Secretary, 822 A1A North, Suite 306, Ponte Vedra, Florida 32082 or by calling us at (904) 300-0701. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2025 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than February 17, 2025. Such proposals must meet the requirements of the SEC to be eligible for inclusion in our 2025 proxy materials.

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2025 Annual Meeting, but does not intend to have included in the proxy materials prepared by the Company in connection with the 2025 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above no later than 90 days nor earlier than 120 days before the first anniversary of the prior year’s meeting. As a result, stockholders who intend to present proposals at the 2025 Annual Meeting under these provisions must give written notice to the Corporate Secretary, and otherwise comply with the Bylaw requirements, no earlier than the close of business on March 31, 2025 and no later than the close of business on April 30, 2025. However, if we hold the 2025 Annual Meeting on a date that is not within 30 days before or 30 days after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made. In addition, the stockholder’s notice must set forth the information required by our amended and restated bylaws with respect to each stockholder making the proposal and each proposal and nomination that such stockholder intends to present at the 2025 Annual Meeting. All proposals should be addressed to the Corporate Secretary, Cadrenal Therapeutics, Inc., 822 A1A North, Suite 306, Ponte Vedra, Florida 32082. In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Cadrenal nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 30, 2025. If the date of the 2025 Annual Meeting date is changed by more than 30 days before or after July 29, 2025, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of Cadrenal knows of no other matters to be presented for stockholder action at the 2024 Annual Meeting. However, if any other matter is properly brought before the 2024 Annual Meeting for action by the stockholders, proxies in the enclosed form returned to Cadrenal will be voted in accordance with the discretion of the proxyholders.

By order of the Board of Directors,
/s/ Quang Pham
Quang Pham
Chairman and Chief Executive Officer

Ponte Vedra, Florida
June 11, 2024

ANNEX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CADRENAL THERAPEUTICS, INC.

Cadrenal Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.        The name of the Corporation is Cadrenal Therapeutics, Inc.

2.        The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Certificate of Incorporation of the Corporation as follows:

3.        The Certificate of Incorporation is hereby amended by adding the following new paragraph D to ARTICLE IV:

“D. Reverse Stock Split.

Upon this Certificate of Amendment to the Amended and Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”) the shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as and combined into a smaller number of shares such that every [•]1 shares of issued and outstanding Common Stock immediately prior to the Effective Time are automatically combined into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 per share (the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the Nasdaq Capital Market for the ten (10) days preceding the Effective Time.

Each stock certificate or book-entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book-entry position shall have been reclassified and combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time).”

5.        The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

6.        This Certificate of Amendment shall be effective as of ____ at ____ Eastern Time.

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

____________

1       The Board of Directors will have the discretion to effect the Reverse Stock Split at a ratio of any whole number between not less than 1-for-2 and not greater than 1-for-20.

Annex A-1

IN WITNESS WHEREOF, Cadrenal Therapeutics, Inc. has caused this Certificate to be duly executed by the undersigned duly authorized officer as of this [•] day of [•], [•].

CADRENAL THERAPEUTICS, INC.
By:
Name:	Quang Pham
Title:	Chief Executive Officer

Annex A-2

ANNEX B

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CADRENAL THERAPEUTICS, INC.

Cadrenal Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.        The name of the Corporation is Cadrenal Therapeutics, Inc.

2.        The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Certificate of Incorporation of the Corporation as follows:

3.        Article IV of the Certificate of Incorporation is hereby amended by deleting paragraph A and replacing it with the following paragraph:

A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is One Hundred Thirty-Two Million Five Hundred Thousand (132,500,000) shares. One Hundred Twenty-Five Million (125,000,000) shares shall be Common Stock, each having a par value of $0.001; and Seven Million Five Hundred Thousand (7,500,000) shares shall be Preferred Stock, each having a par value of $0.001.

5.        The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

6.        This Certificate of Amendment shall be effective as of ____ at ____ Eastern Time.

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

Annex B-1

IN WITNESS WHEREOF, Cadrenal Therapeutics, Inc. has caused this Certificate to be duly executed by the undersigned duly authorized officer as of this [•] day of [•], [•].

CADRENAL THERAPEUTICS, INC.
By:
Name:	Quang Pham
Title:	Chief Executive Officer

Annex B-2

ANNEX C

AMENDMENT TO THE
CADRENAL THERAPEUTICS, INC.
2022 SUCCESSOR EQUITY INCENTIVE PLAN

Dated: [            ], 2024

WHEREAS, the Board of Directors (the “Board”) of Cadrenal Therapeutics, Inc. (the “Company”) heretofore established the Cadrenal Therapeutics, Inc. 2022 Successor Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board desires to amend the Plan to increase the maximum number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) available for grants of Awards thereunder from 2,000,000 shares to 4,604,550 shares and to amend the “evergreen provision” such that the number of reserved shares of Common Stock available for issuance each year will be 20% of: (i) the shares of Common Stock outstanding at December 31; plus (ii) the shares issuable upon exercise of outstanding warrants and pre-funded warrants at December 31, as of the date on which shareholders of the Company approve this amendment; and

WHEREAS, Section 18 of the Plan authorizes the Board to amend the Plan, subject to stockholder approval to the extent that such approval is desired or required by applicable law;

NOW, THEREFORE, effective the date hereof, the Plan is hereby amended as follows:

1.        Subject to approval of the Company’s stockholders, Section 2(a) of the Plan is hereby amended in its entirety, to read as follows:

“(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 4,604,550 shares.

In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each calendar year for a period of ten years commencing on January 1, 2025 and ending on (and including) January 1, 2032, to a number of shares of Common Stock equal to 20% of: (i) the shares of Common Stock outstanding at December 31 of the preceding calendar year; plus (ii) the shares issuable upon exercise of outstanding warrants and pre-funded warrants at December 31 of the preceding calendar year; provided, however that the Board may act prior to January 1 of a given calendar year to provide that the increase for such year will be a lesser number of shares of Common Stock.”

2.        Subject to approval of the Company’s stockholders, Section 2.1(b) of the Plan is hereby amended in its entirety, to read as follows:

“(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 4,604,550 shares.”

[Signature Page Follows]

Annex C-1

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board on the date set forth above.

CADRENAL THERAPEUTICS, INC.
By:
Name:	Quang Pham
Title:	Chief Executive Officer

Annex C-2

CADRENAL THERAPEUTICS, INC. C/O TRANSFER ONLINE 512 SE SALMON STREET PORTLAND, OR 97214 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 7/28/2024. Have your proxy card in hand when you access the web site at www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 7/28/2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 John Murphy 02 Robert Lisicki For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2 through 6. 2 To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our fiscal year ending on December 31, 2024. 3 Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to, at the discretion of the Board, effect a reverse stock split with respect to the Company’s issued and outstanding Common Stock, at a ratio of 1-for-2 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement (the “Reverse Stock Split Proposal”). 4 Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to, at the discretion of the Board, increase the number of authorized shares of Common Stock that the Company will have authority to grant from 75,000,000 to 125,000,000 (“the Authorized Increase Proposal”). For Against Abstain 5 Approval of an amendment to our 2022 Successor Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of Common Stock that will be available for awards under the 2022 Plan by 2,000,000 shares to 4,604,550 shares and to amend the evergreen provision such that the number of reserved shares of Common Stock available for issuance each year will be equal to 20% of: (i) the shares of Common Stock outstanding at December 31 plus; (ii) the shares of Common Stock issuable upon exercise of warrants and pre-funded warrants outstanding at December 31 (the “2022 Plan Amendment Proposal”). 6 Approval of an adjournment of the 2024 Annual Meeting of Stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal, the Authorized Increase Proposal and/or the 2022 Plan Amendment Proposal. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, and Annual Report are available at www.proxyvote.com CADRENAL THERAPEUTICS, INC. 2024 Annual Meeting of Stockholders July 29, 2024 10:00 AM Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder hereby appoints Quang Pham and Matthew Szot, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shaes of common stock of CARDENAL THERAPEUTICS, INC. that the undersigned is entitled to vote at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) to be held virtually at 10:00 A.M., Eastern Time, on July 29, 2024 via live audio webcast which can be accessed by visting www.virtualshareholdermeeting.com/CVKD2024, or any adjournment or postponement thereof. The purpose of the 2024 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2024 Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side